As filed with the Securities and Exchange Commission on May 7, 2002
                                               Registration File No.   333-85836
                                                                       ---------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                      ------------------------------------
                             WASHINGTON, D.C. 20549
                        Pre-Effective Amendment No. 1 to
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               FPB BANCORP, INC.
         --------------------------------------------------------------
                 (Name of small business issuer in its charter)

           Florida                                               65-1147861
---------------------------                                  -------------------
(State or jurisdiction of                                     (I.R.S. Employer
(Primary Standard Industrial                                 Identification No.)
incorporation or organization)

                                      6712
                      ------------------------------------
                           Classification Code Number)



                         1301 S.E. Port St. Lucie Blvd.
                          Port St. Lucie, Florida 34952
                                 (772) 398-1388
                      ------------------------------------

                          (Address and telephone number
                         of principal executive offices)

                                 David W. Skiles
                       President & Chief Executive Officer
                         1301 S.E. Port St. Lucie Blvd.
                          Port St. Lucie, Florida 34952
                                 (772) 398-1388
           ----------------------------------------------------------

            (Name, address and telephone number of agent for service)

                              Copies Requested to:
                Herbert D. Haughton, Esq. or A. George Igler, Esq
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                            (850) 878-2411 Telephone
                            (850) 878-1230 Facsimile

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       Title of                 |                        |         Proposed      |           Proposed        |
      each class                |         Amount         |          maximum      |            maximum        |
     of securities              |          to be         |         offering      |           aggregate       |        Amount of
   to be registered             |       registered       |         price(1)      |       offering price(2)   |    registration fee
Common stock $0.01 par value    |         500,000        |          $11.00       |          $5,500,000       |         $506.00
====================================================================================================================================

(1)  Maximum per share purchase price of stock to be issued.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per share.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                                                    PROSPECTUS


  ------------------------------   PB Bancorp, Inc., Port St. Lucie Florida, is
 |                              |  offering  up to 500,000  shares of our common
 |                              |  stock.  There is currently  no public  market
 |                              |  for the  shares and we do not expect a public
 |                              |  market to develop.  Existing shareholders and
 |                              |  certain depositors will have a preference for
 |                              |  60 days to purchase  shares in the  offering.
 |                              |  The  offering  price is $9.50  per  share for
 |                              |  existing  shareholders,  and $10.50 per share
 |            LOGO              |  for depositors during the preference  period.
 |                              |  Following this preference  period, the shares
 |                              |  will  be  offered  to  the  general   public,
 |                              |  including    existing     shareholders    and
 |                              |  depositors,  all of whom  will  then  pay the
 |                              |  same price of $11.00  per  share.  Except for
 |                              |  our  employees,  the minimum number of shares
 |                              |  which  may  be   purchased   is  100  shares.
 |                              |  Employees   may  purchase  a  minimum  of  50
  ------------------------------   shares.

                      ____________________________________

     This is a risky investment. It is not a deposit account and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Some of the risks of this investment are described under the heading "Risk Factors" beginning on page 6.

     No minimum number of shares must be sold in the offering and no escrow account will be established. We will not use an underwriter to offer these shares. Instead, certain of our executive officers and directors will offer the shares on our behalf on a "best efforts" basis.

     The preference period is scheduled to end on ____________, 2002, at which time the general public offering will begin. The public offering is scheduled to end on _______, 2002. However, we have the right to extend the offering for up to 120 days without notice to subscribers, or until ____________, 2002. If we terminate the offering before the expiration date, proceeds from all sales made prior to the termination will be used by FPB Bancorp as described herein.



                                                                          Estimated
                                                Subscription            Underwriting              Proceeds to
                                                   Price                  Discounts               FPB Bancorp
                                             ------------------      -------------------     ---------------------
Per share-existing shareholders                    $ 9.50                   None                    $ 9.50
Per share-depositors                               $10.50                   None                    $10.50
Per share-public                                   $11.00                   None                    $11.00
Maximum offering at an average                     $10.33                   None                  $ 5,166,667
price of $10.33 per share

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


            The date of this prospectus is ___________________, 2002

                                     SUMMARY

     We encourage you to read the entire prospectus before investing.

FPB Bancorp, Inc.

     General. FPB Bancorp, Inc. commenced operations on December 3 , 2001, when we acquired all of the shares of common stock of First Peoples Bank in a corporate reorganization approved by First Peoples shareholders. Our shareholders received one share of FPB Bancorp stock for every share of First Peoples Bank stock they owned at the time of the reorganization. As a result of the reorganization FPB Bancorp became a bank holding company and the parent company of First Peoples. FPB Bancorp operates from its offices located at 1301 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida. FPB Bancorp's telephone number is (772) 398-1388.

First Peoples Bank

     General. First Peoples commenced banking operations on April 26, 1999, as a state- chartered commercial bank. We operate from our office located at 1301 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida which is in St. Lucie County. The leased office facility is a stand-alone building with 5 teller windows, 3 drive-through windows and an ATM. Our telephone number is (772) 398-1388 and our website address is www.1stpeoplesbank.com. We expect to open our first branch office sometime in the second quarter of 2003. We are a member of the Federal Home Loan Bank of Atlanta.

     Our primary business is attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans and to purchase investments. We offer a broad range of retail and commercial banking services, including various types of deposit accounts and loans for businesses and consumers. Our primary source of business is director and officer contact, word of mouth and customer referrals. As part of our community bank approach, officers are encouraged to actively participate in community activities and organizations. As of December 31, 2001, FPB Bancorp had total assets of $ 41.7 million, total deposits of $ 34.0 million and total stockholders' equity of $ 4.1 million. Net losses for the year ended December
31, 2001, were $(49,000) or $(0.10) per basic and diluted share. The loan portfolio totaled $32.2 million, of which 70.2% consisted of commercial and commercial real estate loans, 3.8% consisted of residential mortgage loans, and 26.0% consisted of consumer loans.

     Our primary market area is St. Lucie County, Florida and in particular the Port St. Lucie community. Our extended market includes the three neighboring cities of Stuart, St. Lucie West and Ft. Pierce, Florida. Stuart is located in the northern Martin County, while St. Lucie West and Ft. Pierce are located in St. Lucie County. The major industries in St. Lucie County are tourism, retail trade, medical and other professionals, light industry, and real estate. See "Business - Primary Market Area."

     Operating and Business Strategy. Our goal is to establish ourselves as the "First Choice" community bank in St. Lucie County and we believe that we can accomplish this goal by implementing the following strategies:

         o Providing a select group of highly personalized products and services.
         o      Maintaining a professional staff of officers and employees.
         o Growing internally and expanding our presence in St. Lucie County by establishing branch offices to serve concentrations of population in our market.
         o      Developing local commercial loan relationships.
         o      Maintaining high credit quality.

     We believe that there is a demand for strong community banks in Florida because of the many acquisitions of Florida banks by large regional bank holding companies in the last several years. In many cases when these consolidations occur, local boards of directors are dissolved and local management is relocated or terminated. St. Lucie County is no exception to the merger/acquisition trend. In the past five years a number of community banks in St. Lucie County have been acquired by local or regional bank holding companies, the most recent being Port St Lucie National Bank. In our view, this situation creates favorable opportunities in our market. We believe that we can compete successfully in attracting individuals and small to medium-sized businesses as customers who wish to conduct business with a locally owned and managed institution; one that takes an active interest in their banking needs and financial affairs.

Risk Factors

     Prospective investors should consider the information discussed under "Risk Factors" beginning on page 6 herein before making a decision to purchase the shares offered.

Use of Proceeds

     The net proceeds of this offering will be used to support future anticipated growth of deposits and loans and to some extent for general corporate purposes. See "Use of Proceeds."

Dividends

     We have not paid any dividends to our shareholders. Future dividends will be subject to the discretion of the board of directors. The board of directors will consider, among other factors, FPB Bancorp's projected earnings, financial condition, and regulatory capital requirements (including applicable statutory and regulatory restrictions on the payment of dividends) in determining whether to declare a dividend. See "Dividends" and "Regulation and Supervision - Standards for Safety and Soundness - Payment of Dividends."

The Offering

Shares offered:                              Up to 500,000 shares

Maximum number of shares outstanding
at the conclusion of the offering:           989,410 shares

Offering price:                              $9.50  per   share   for   existing
                                             shareholders,  and $10.50 per share
                                             for eligible  depositors  if shares
                                             are purchased during the preference
                                             period.   $11.00  for  the  general
                                             public  and  for  shareholders  and
                                             depositors   who  do  not  purchase
                                             shares   during   the    preference
                                             period.  The  common  stock  of FPB
                                             Bancorp is not publicly traded. The
                                             offering  price was  determined  by
                                             the  board  of   directors,   after
                                             considering  various  criteria such
                                             as the fact that the trading  range
                                             over  the last 12  months  has been
                                             $10.50  to  $11.50  per  share.  In
                                             addition,  the  board of  directors
                                             considered  FPB  Bancorp's  assets,
                                             book   value  and   earnings.   The
                                             offering    price    to    existing
                                             shareholders      and      eligible
                                             depositors  was  established by our
                                             board of  directors in an effort to
                                             compensate   shareholders  for  the
                                             risk they took during First Peoples
                                             formation  period and to compensate
                                             eligible   depositors   for   their
                                             ongoing support. The latest trading
                                             price know to  management is $11.50
                                             per  share.  See  "Risk  Factors  -
                                             Determination  of  Offering  Price"
                                             and "The Offering - Offering Price.

Expiration date:                             The  preference  period will end on
                                             ___________,  2002,  at which  time
                                             the general  public  offering  will
                                             begin. The public offering will end
                                             on   __________,    2002,    unless
                                             extended at the sole  discretion of
                                             the board of directors for up to an
                                             additional  120 days or  terminated
                                             sooner.

Offering:                                    The shares  are being  offered on a
                                             "best  efforts"  basis  by  certain
                                             officers   and   directors  of  FPB
                                             Bancorp.

Procedure for subscribing for shares:        Persons  who desire to  participate
                                             in the offering  must  complete the
                                             order form which  accompanies  this
                                             prospectus.  The order form must be
                                             forwarded, with full payment of the
                                             subscription  price, to FPB Bancorp
                                             on  or  prior  to  the   respective
                                             expiration dates. See "The Offering
                                             - Procedures  for  Subscribing  for
                                             Shares."

Purchase preferences:                        Existing   holders  of  our  common
                                             stock and First Peoples  depositors
                                             who had a certificate of deposit, a
                                             savings    account,    a   checking
                                             account,  a NOW  account or a Money
                                             Market  account,   with  a  minimum
                                             balance of $1,000 as of the date of
                                             this   prospectus   will   have   a
                                             preference  to  purchase  shares in
                                             this offering. This preference must
                                             be   exercised   within   60   days
                                             following    the   date   of   this
                                             prospectus.  The  number  of shares
                                             purchased     by    an     existing
                                             shareholder in the offering will be
                                             aggregated with any other shares of
                                             that   existing   shareholder   for
                                             purposes  of   applying   the  9.9%
                                             maximum  anyone  may own  following
                                             the    offering    without    first
                                             obtaining regulatory approval.  See
                                             "The     Offering     -    Purchase
                                             Preferences."

Community offering:                          To  the  extent   that  shares  are
                                             available  following the preference
                                             period,  they  will be  offered  to
                                             members  of  the   general   public
                                             including      shareholders     and
                                             depositors  who  did  not  purchase
                                             shares   during   the    preference
                                             period, all of whom will pay $11.00
                                             per share. The public offering will
                                             commence  ____________,   2002  and
                                             will  continue for 60 days,  unless
                                             extended.   In   addition   to  the
                                             individual   purchase   limitations
                                             outlined  in  the  prospectus,  the
                                             number of shares  available  to the
                                             general  public  will be reduced by
                                             the  number  of  shares   purchased
                                             during   the   preference   period.
                                             Shares    will   be   sold   on   a
                                             first-come-first-served basis.

Purchase limitations:                        We reserve  the right to reject any
                                             subscriptions, in whole or in part.
                                             Shares  will not be  issued  to any
                                             person,  who in our opinion,  would
                                             be   required   to   obtain   prior
                                             clearance  or  approval   from  any
                                             state   or    federal    regulatory
                                             authority  to own or  control  such
                                             shares.  Except for employees,  the
                                             minimum number of shares any person
                                             may purchase in the offering is 100
                                             and the  maximum  number any person
                                             may purchase individually or in the
                                             aggregate  with related  persons is
                                             5,000    shares.    Employees   may
                                             purchase a minimum of 50 shares. No
                                             person shall be allowed to purchase
                                             shares which when  aggregated  with
                                             current  holdings,  would result in
                                             the  individual  owning  more  than
                                             9.9% of the  outstanding  shares at
                                             the   conclusion  of  the  offering
                                             without   prior   approval  of  FPB
                                             Bancorp's regulators.

Information about the offering:              Questions  concerning this offering
                                             should  be  directed  to  David  W.
                                             Skiles, President & Chief Executive
                                             Officer   at    (772)398-1388    or
                                             dave@1stpeoplesbank.com









                           [Intentionally left blank]



                              FINANCIAL HIGHLIGHTS

               December 31, 2001 and 2000 or the Years Then Ended
                (Dollars in thousands, except per share figures)

                                                                                         2001               2000
                                                                                         ----               ----
At Year End:

         Assets ........................................................             $    41,706         $  30,532
         Loans, net ....................................................             $    32,215         $  17,965
         Securities ....................................................             $     5,479         $   6,987
         Deposits ......................................................             $    33,993         $  25,814
         Stockholders' equity ..........................................             $     4,090         $   4,144
         Book value per share ..........................................             $      8.36         $    8.47
         Shares outstanding ............................................                 489,410           489,410
         Equity as a percentage of assets ..............................                    9.81%            13.57%
         Nonperforming assets-to-total assets ratio ....................                     NIL               NIL

For The Year:

         Interest income ...............................................             $     2,519         $   1,755
         Net loss ......................................................             $       (49)        $    (227)
         Loss per share basic and diluted ..............................             $      (.10)        $    (.46)
         Return on average assets ......................................                    (.14%)            (.93%)
         Return on average equity ......................................                   (1.17%)           (5.40%)
         Average equity as a percentage of average assets ..............                   12.36%            17.19%
         Noninterest expenses to average assets ........................                    4.60%             5.24%


Yields and Rates:

         Loan portfolio ................................................                    8.63%             9.25%
         Securities ....................................................                    6.08%             5.99%
         Other interest-earning assets .................................                    4.17%             6.12%
         All interest-earning assets ...................................                    7.85%             7.72%
         Deposits ......................................................                    4.59%             5.32%
         Other borrowings ..............................................                    3.44%                -%
         All interest-bearing liabilities ..............................                    4.58%             5.32%
         Interest-rate spread (1) ......................................                    3.27%             2.40%
         Net yield on average interest earning assets (2) ..............                    4.59%             4.13%

-----------------

(1) Average yield on all interest-earning assets less average rate paid on all interest-bearing liabilities.
(2)  Net interest income divided by average interest-earning assets.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks below and other information in this prospectus before deciding to invest in our common stock.

We Have Incurred a Substantial Loss Since We Commenced Operations and We May Continue to Incur Losses in the Future.

     We commenced banking operations on April 26, 1999. From that date through December 31, 2001, we had an accumulated deficit of $761,000, although we did have net income of approximately $7,000 in the last quarter of 2001. This deficit is primarily due to the costs of opening and operating First Peoples through September 30, 2001. See "Management's Discussion and Analysis of Results of Operations and Financial Condition", on page ___.

     The costs of establishing our new branch and the continuing expansion of our banking activities in the Port St. Lucie market may result in a loss in 2003 if we are unable to grow the Bank fast enough to offset these costs. We may also incur losses in subsequent years if we are unable to successfully grow and manage First Peoples. Such losses will reduce the value of your stock.

We May Encounter Unexpected Financial and Operating Problems Due to Our Rapid Growth.

     We have grown significantly since we opened First Peoples. As of December 31, 1999, we had total assets of approximately $16.7 million. Our total assets grew to approximately $41.7 million, as of December 31, 2001. We expect to open a new branch location in the 2rd quarter of 2003. Our rapid growth may result in unexpected financial and operating problems, including problems in our loan portfolio due to their unseasoned nature, which may affect the value of our shares.

If We Cannot Attract Additional Deposits, We Will Not Be Able to Grow.

     We plan to increase the level of our assets, including our loan portfolio. Our ability to increase our assets depends in large part on our ability to attract additional deposits at competitive rates. We intend to seek additional deposits by offering deposit products that are competitive with those offered by other financial institutions in our market and by establishing personal relationships with our customers. There can be no assurance that these efforts will be successful.

If Real Estate Values in the Port St. Lucie, Florida Area Decline, the Value of Our Loan Portfolio Would Be Impaired.

     A significant portion of our loan portfolio consists of loans secured by real estate located in St. Lucie and Martin County, Florida. Real estate values and real estate markets are generally affected by, among other things, changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers. Changes in the tax laws and other governmental statutes, regulations and policies, and acts of nature also effect these values. If real estate prices decline in our market area, the value of the real estate collateral securing our loans could be reduced. Such a reduction in the value of our collateral could result in a number of non-performing loans and adversely affect our financial performance.

We May Not Be Able to Compete with Our Competitors for Larger Customers Because Our Lending Limits Will Be Lower Than Theirs.

     We are limited in the amount First Peoples can loan a single borrower. First Peoples' legal lending limit for secured loans is 25% of capital and surplus. Due to our relatively small size, our lending limit is significantly less than those of many of our competitors. This may adversely affect our ability to establish loan relationships with larger businesses in our target markets.

     First Peoples, however, has agreements with several correspondent banks to purchase loan participations in loans we make which exceed our legal lending limit. We are, therefore, generally able to make loans well in excess of our legal lending limit because of these arrangements. Without these arrangements our bank would not be able to make loans which exceed their individual lending limit.

If Adverse Economic Conditions in Our Target Markets Exist for a Prolonged Period, Our Financial Results Could Be Adversely Affected.

     Our success will depend in large part on economic conditions in St. Lucie and Martin counties, Florida. A prolonged economic downturn or recession in these markets could increase our non-performing assets, which would result in operating losses, impaired liquidity and the erosion of capital. A variety of factors could cause such an economic dislocation or recession, including adverse developments in the industries in these counties such as tourism, or natural disasters such as hurricanes, floods or tornadoes or additional terrorist activities such as those our country experienced in September, 2001.

Because Our Management Arbitrarily Determined the Offering Price for the Shares, the Offering Price May Exceed the Fair Market Value of Our Shares.

     Prior to the offering there has been no active trading market in our common stock. Our board of directors arbitrarily determined the offering price without the assistance of underwriters or other valuation experts. The board considered our most recent trades, our historic and expected growth, and general market conditions, among other factors, in determining the offering price. Nevertheless, the offering price bears no relationship to the amount of our assets, book value, shareholders' equity or other typical criteria of value, and may exceed the fair market value of our shares and the price at which shares may be sold after the offering. Consequently, you may lose a portion of your investment simply as a result of an inaccurately determined offering price.

A High  Volume of Future  Sales of Our Common  Stock  Could  Depress  the Market
Price.

     After the offering, the market price of our common stock could be materially and adversely affected by the sale or the availability for sale of shares now held by our existing shareholders. After the offering, we will have up to 989,410 shares of common stock outstanding.

     All of the shares which will be outstanding after the offering, including all of the shares sold in the offering, will be eligible for sale in the open market without restriction, except for shares held by our "affiliates". At the present time, our directors and executive officers hold an aggregate of 104,697 shares, and have the right to purchase up to 97,882 additional shares through stock options.

     Our directors and executive officers and employees have indicated that they will subscribe to purchase at least 80,000 shares in the offering. Following the offering, almost all of the shares held by these affiliates will be eligible for sale in the public market subject to compliance with certain volume limitations and other conditions of Rule 144. Sales of a substantial number of shares of our common stock after this offering could cause our stock price to fall. In addition, the offer to sell or the sale of these shares could impair our ability to raise capital by selling additional stock.

We May Need to Raise Additional Capital Which Could Dilute Your Ownership.

     We may need to raise additional capital in the future to support our business, expand our operations, or maintain minimum capital levels required by our bank regulatory agencies. At the present time, we do not expect to sell additional shares of common stock or other equity securities for at least 12 months. However, we may need to sell additional shares after that time in order to support additional expansion. If we do sell additional shares of common stock to raise capital, the sale may dilute your ownership interest and such dilution could be substantial depending upon the number of shares you and other existing shareholders purchases.

Certain Provisions of Florida Law May Discourage or Prevent a Takeover of Our Company and Result in a Lower Market Price for Our Common Stock.

     Florida law, as well as certain federal regulations, contain anti-takeover provisions that apply to us. While these provisions may provide us with flexibility in managing our business, they could discourage potential buyers from seeking to acquire us, even though certain shareholders may wish to participate in such a transaction. These provisions could also adversely affect the market price of our common stock. See "Anti-Takeover Provisions" on page 45 for a discussion of these provisions.

You May Have Difficulty Reselling Your Shares Because it Is Unlikely That a Public Market for Our Shares Will Develop after the Offering.

     We do not currently have any brokers or other persons who make a market in our common stock. The absence of a public market for our shares may make it difficult for you to resell your shares and is likely to depress the prices which you would receive from any sale of your shares.

Our Executive Officers and Directors Will Continue to Have Substantial Control over Our Company after the Offering Which Could Delay or Prevent a Change of Control Favored by Our Other Shareholders.

     Our executive officers and directors, if acting together, would be able to significantly influence all matters requiring approval by our shareholders, including election of directors and the approval of mergers or other business combination transactions. Our executive officers and directors own or have the right to acquire approximately 33% of the total number of shares outstanding as of December 31, 2001. Our directors and executive officers are expected to subscribe to purchase additional shares in the offering. See "Management - Beneficial Ownership of Management Following Offering" on page ___.

     The interests of these shareholder directors may differ from the interests of other shareholders, and these shareholders, acting together, would be able to influence significantly all matters requiring approval by shareholders. As a result, these shareholders could approve or cause us to take actions of which you disapprove or that may be contrary to your interests and those of other investors.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or performance after the offering. Also, when we use any of the words "believes," "expects," "anticipates," "intends," or "may" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect our future financial results, and could cause those results or performances to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

         o    legal and regulatory risks and uncertainties;
         o economic, political and competitive forces affecting our businesses, markets, constituencies or securities; and
         o the risk that our analyses of these risks and forces could be incorrect, or that the strategies we have developed to deal with them may not succeed.

     You should recognize that all forward-looking statements are necessarily speculative and speak only as of the date made. You should also recognize that various risks and uncertainties, such as those described above, could cause actual results for future periods to differ materially. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that any expectations will prove to be correct.








                           [Intentionally Left Blank]

                                 USE OF PROCEEDS

     The net proceeds received from the sale of the common stock in this offering, assuming an average sales price of $10.33 per share, will be approximately $5.2 million upon completion of the offering. Offering expenses are estimated to be approximately $50,000. The net proceeds to be raised in the offering will depend upon the number of shares sold and the actual amount of expenses incurred in the offering, which may differ from the estimates herein.

     If less than $1.0 million is raised in the offering, it is our intent to use the net proceeds for general corporate purposes and to support future loan and deposit growth at our main office. In the event we raise more than $1.0 million we will use the proceeds to support our proposed Ft. Pierce branch office including supporting deposit and loan growth at this location. In the event we raise more than $2.5 million, we will seek out additional branch office locations in St. Lucie County. Pending the application of proceeds, the net proceeds will initially be invested in short-term, interest- bearing securities.

     The following table illustrates the use of proceeds based upon various levels of sales of stock in the offering:

--------------------------------------------------------------------------------
    Amount of Proceeds              |              Expected Use of Proceeds
--------------------------------------------------------------------------------
Less than $1.0 million              |    Provide  capital to support deposit and
                                    |    loan growth;
--------------------------------------------------------------------------------
$1.0 million to $2.5 million        |    Open new branch in Ft. Pierce, Florida;
                                    |    provide capital  to support deposit and
                                    |    loan growth;
--------------------------------------------------------------------------------
$2.6 million to $5.2 million        |    Open new branch in Ft. Pierce, Florida.
                                    |    Explore  purchasing  future  St.  Lucie
                                    |    County  branch  sites.  Provide capital
                                    |    to support deposit and loan growth.
--------------------------------------------------------------------------------

     We will have significant discretion regarding when the proceeds will be applied toward the expansion of our business. In the event our expansion plans are delayed or curtailed for any reason, we will deploy the proceeds of the offering in alternative investments, such as loans or securities, in order to maximize returns. We believe that the offering proceeds, together with all other sources of financing currently available to us, are sufficient to sustain our proposed activities for at least 12 months following the offering.

                                 CAPITALIZATION

     The following table sets forth FPB Bancorp's capitalization as of December 31, 2001, and as adjusted to give effect to the assumed proceeds from sale of 250,000 shares and 500,000 shares of common stock after deducting $50,000 in estimated offering expenses. The calculations assume an average offering price of $10.33 per share and the application of the net estimated proceeds as described under Use of Proceeds.


                                                                                  As Adjusted      As Adjusted
                                                                                      for            for
                                                                  Actual         250,000 Share    500,000 Share
                                                            December 31, 2001       Offering       Offering
                                                            -----------------      ----------      --------
                                                                                 (in thousands)
Deposits                                                         $33,993            $33,993        $ 33,993
                                                                 =======            =======          ======
Stockholders' equity :
  Common stock, $0.01 par value;
         5,000,000 shares authorized, 489,410 issued
         and outstanding..................................       $     5
         739,410 shares after 250,000 share offering......                          $     7
         989,410 shares after 500,000 share offering......                                         $     10
  Preferred stock, $0.01 par value;
         1,000,000 shares authorized, no shares  issued
             or outstanding...............................          None               None            None
         Additional paid-in capital.......................         4,846              7,377           9,956
         Accumulated other comprehensive income
         (loss)...........................................          None               None            None
         Accumulated deficit..............................          (761)              (761)           (761)
                                                                 -------            -------        --------
         Total stockholders' equity.......................       $ 4,090            $ 6,623        $  9,205
                                                                 =======            =======        ========



                             MARKET FOR COMMON STOCK

     As of December 31, 2001, FPB Bancorp's shares of common stock were held by approximately 700 shareholders of record. Prior to this offering, there has been limited trading activity in our shares. The most recent trading price known to management for our shares is $11.50. A public market having depth and liquidity depends on the presence in the marketplace of a sufficient number of buyers and sellers at any given time. There can be no assurance that a liquid market for the common stock will develop. If an active trading market does develop, there can be no assurance that such a trading market will continue. Additionally, since the prices of securities generally fluctuate, there can be no assurance that purchasers in this offering will be able to sell the common stock at or above the subscription price.

     Based upon information given to us by buyers and sellers concerning previous sales by our shareholders we believe the prices of our shares which have been sold during the year 2001 is as follows:

                                  2001
                            High         Low
                            ----         ---
First Quarter              $11.00      $10.50

Second Quarter                  No Trades

Third Quarter              $11.00      $11.00

Fourth Quarter             $11.50      $11.50

     Management is not aware of the prices of its stock traded prior to 2001.

                                    DILUTION

     At December 31, 2001, net book value was approximately $4.1 million, or $8.36 per share. We had no intangible assets. Dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares in this offering and the pro forma net tangible book value per share of common stock immediately after completion of the offering.

     The following table projects the dilution per share assuming the sale of 250,000 shares and 500,000 shares at a price of $9.50 per share:


                                                                 250,000            500,000
                                                                Offering            Offering
                                                           ----------------     ----------------
Offering price per share                                             $ 9.50               $ 9.50
Book value per share at December 31, 2001                  $ 8.36               $ 8.36
Increase per share attributable to new investors             0.38                 0.57
                                                            -----                 ----
Pro forma book value per share after offering                          8.74                  8.93
                                                                       ----                ------
Dilution per share to new investors                                  $ 0.76                $ 0.57
                                                                       ====                ======

                                                                                                          Price
                                                     Shares                  Total Consideration        Per Share
                                                 --------------------    --------------------------     ---------
                                                 Number       Percent       Amount          Percent
Based on 500,000 share offering:
Existing shareholders                             489,410        49.5%  $  4,894,100          50.8%      $ 10.00
New investors                                     500,000        50.5%     4,750,000          49.2%      $  9.50
                                                 --------      ------      ---------        ------
     Total                                        989,410       100.0%     9,644,100         100.0%      $  9.75
                                                 ========       =====     ==========         =====        ======
Based on 250,000 share offering:
Existing shareholders                             489,410        66.2%     4,894,100          67.3%      $ 10.00
New investors                                     250,000        33.8%     2,375,000          32.7%      $  9.50
                                                 --------       -----     ----------         -----
     Total                                        739,410       100.0%  $  7,269,100         100.0%      $  9.83
                                                 ========       =====      =========         =====          ====

     The following table projects the dilution per share assuming the sale of 250,000 shares and 500,000 shares at a price of $10.50 per share:


                                                            250,000              500,000
                                                            Offering            Offering
                                                            --------            --------
Offering price per share                                        $  10.50               $ 10.50
Book value per share at December 31, 2001             $  8.36               $ 8.36
Increase per share attributable to new investors         0.72                 1.08
                                                        -----                 ----
Pro forma book value per share after offering                       9.08                  9.44
                                                                  ------                  ----
Dilution per share to new investors                             $   1.42               $  1.06
                                                                  ======                  ====



                                                       Shares                   Total Consideration         Price
                                                       ------                   -------------------
                                                 Number       Percent         Amount          Percent     Per Share
                                                 ------       -------         ------          -------     ---------
Based on 500,000 share offering:
Existing shareholders                            489,410        49.5%  $     4,894,100         48.3%       $ 10.00
New investors                                    500,000        50.5%        5,250,000         51.7%       $ 10.50
                                               ---------      ------      ------------        -----
     Total                                       989,410       100.0%       10,144,100        100.0%       $ 10.25
                                               =========       =====       ===========        =====          =====
Based on 250,000 share offering:
Existing shareholders                            489,410        66.2%        4,894,100         65.1%       $ 10.00
New investors                                    250,000        33.8%        2,625,000         34.9%       $ 10.50
                                               ---------      ------       -----------       ------
     Total                                       739,410       100.0%     $  7,519,100        100.0%       $ 10.17
                                               =========       =====       ===========        =====          =====

     The following table projects the dilution per share assuming the sale of 250,000 shares and 500,000 shares at a price of $11.00 per share:


                                                             250,000                 500,000
                                                            Offering                Offering
                                                            --------                --------
Offering price per share                                         $  11.00               $   11.00
Book value per share at December 31, 2001             $  8.36                $  8.36
Increase per share attributable to new investors         0.89                   1.33
                                                        -----                  ------
Pro forma book value per share after offering                        9.25                    9.69
                                                                    -----                  ------
Dilution per share to new investors                              $   1.75               $    1.31
                                                                    =====                  ======


                                                        Shares                  Total Consideration        Price
                                                        ------                  -------------------
                                                 Number        Percent         Amount        Percent     Per Share
                                                 ------        -------         ------        -------     ---------
Based on 500,000 share offering:
Existing shareholders                           489,410         49.5%     $  4,894,100         47.1%      $ 10.00
New investors                                   500,000         50.5%        5,500,000         52.9%      $ 11.00
                                              ---------       ------        ----------        -----
     Total                                      989,410        100.0%       10,394,100        100.0%      $ 10.51
                                              =========        =====       ===========        =====         =====
Based on 250,000 share offering:
Existing shareholders                           489,410         66.2%        4,894,100         64.0%      $ 10.00
New investors                                   250,000         33.8%        2,750,000         36.0%      $ 11.00
                                              ---------       ------       -----------       ------
     Total                                      739,410        100.0%     $  7,644,100        100.0%      $ 10.34
                                              =========        =====       ===========        =====         =====

                                    DIVIDENDS

     FPB Bancorp has not paid any dividends to our shareholders. Future dividends will be subject to the discretion of the board of directors. In determining whether to declare a dividend, the board of directors will consider, among other factors, FPB Bancorp's projected earnings, financial condition, and regulatory capital requirements including applicable statutory and regulatory restrictions on the payment of dividends. See "Risk Factors - Limitations on Dividends" and "Regulation and Supervision - Payment of Dividends." The board of directors does not anticipate paying dividends in the foreseeable future.


                                  THE OFFERING

Terms of the Offering

     FPB Bancorp is offering through certain officers and directors up to 500,000 shares of its common stock. Except for our employees, the minimum number of shares which may be purchased is 100 and the maximum number of shares a non-shareholder or his related party may purchase is 5,000. Employees may purchase a minimum of 50 shares. Existing shareholders may purchase shares which when combined with existing shares do not exceed a combined total of 9.9% of the number of shares outstanding following this offering. To properly subscribe for shares in the offering, the appropriate sections of the stock order form must be completed. See "Purchase Limitations" and "Procedures for Subscribing for Shares."

Purchase Preference Period

     Existing shareholders and First Peoples depositors who have a certificate of deposit, a savings account, a checking account, a NOW account or a Money Market account, which had a minimum balance of $1,000 as of the date of this prospectus, will have a preference to purchase shares in this offering for 60 days following the date of this prospectus. Subscriptions tendered during the preference period will be accepted on a "first come, first served" basis. The number of shares purchased by an existing shareholder during the preference period will be aggregated with any other shares of that existing shareholder for purposes of applying the 9.9% limitation.

Community Offering

     To the extent shares are available following the preference period, they will be offered in a "community offering" to members of the general public to whom a copy of the prospectus has been delivered. Employees who have not otherwise qualified to purchase shares during the preference period will be eligible to purchase shares in the community offering as will depositors who did not have $1,000 or more on deposit as of the date of this prospectus. The community offering will commence 60 days after the date of this prospectus, 2002. In addition to the purchase limitations outlined in the prospectus, the number of shares available to the general public will be reduced by the number of shares purchased during the preference period. Subscriptions tendered during the public offering will also be accepted on a "first come, first served" basis. Anyone purchasing shares in the community offering will pay $11.00 per, whether or not they were eligible to purchase shares during the preference period.

Expiration Dates of the Offering

     The preference period will expire at 5:00 p.m., local time, on _______, 2002, at which time the community offering will begin. The community offering will expire on _____, 2002, unless, in the sole discretion of the board of directors, the offering is extended for an additional 120 days or terminated beforehand.

Procedures for Subscribing for Shares

     Persons who wish to participate in the offering must deliver to FPB Bancorp a properly completed and executed stock order form, together with payment of the aggregate subscription price for the shares subscribed for in the offering. Payment must be by check or money order payable to "FPB Bancorp". Payment may also be made by wire transfer of funds to First Peoples Bank. Payment should be made sufficiently in advance of the expiration of any offering period to ensure that payment is received and cleared by such date.

     The address to which the order form and payment of the subscription price should be delivered is:

                       FPB Bancorp, Inc
                       Attention: David W. Skiles, President
                       1301 S.E. Port St. Lucie Boulevard
                       Port St. Lucie, Florida 34952

     The instructions accompanying the stock order form should be read carefully and followed in detail.

     FPB Bancorp reserves the right to reject any subscription received in whole or in part. Subscriptions for the common stock which are received by FPB Bancorp from persons in the offering may not be revoked once accepted by FPB Bancorp.

Plan of Distribution

     Shares will be offered on a best efforts basis by David W. Skiles, President and Chief Executive Officer, Nancy E. Aumack, Senior Vice President and Chief Financial Officer, Margarita Riley, Senior Vice President and Chief Operations Officer, Stephen Krumfolz, Vice President and Senior Lending Officer, and Donald J. Cuozzo each of whom is an executive officer and/or director of FPB Bancorp. These officers and directors will not receive any commissions or other remuneration in connection with these activities, but they may be reimbursed for reasonable expenses incurred as a result of such activities, if any. In reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, FPB Bancorp believes that its officers and directors who are engaged in the sale of the shares will not be deemed to be brokers and/or dealers under the Exchange Act. Shares will be offered to existing shareholders, First Peoples depositors, friends, acquaintances and family members of officers and directors, some of whom live outside the St. Lucie County community and some of whom may live outside of the State of Florida. Persons indicating an interest in acquiring common stock will be provided with a copy of this prospectus prior to the acceptance of subscription funds. Subscriptions will be accepted only if accompanied by a proper stock order form.

Offering Price

     The board of directors considered a number of factors in determining the offering prices to existing shareholders, eligible depositors, and the general public. When establishing the $11.00 per share price to the public, including eligible depositors and existing shareholders that do not purchase shares within the purchase preference period, our board considered the most recent trade of $11.50 per share, and earlier trades in the $11.00 per share range, as indicators of the fair market value of the stock, notwithstanding the current book value. The board also considered First People's asset size and earnings, as well as the initial offering price of $10.00 per share. Recognizing that First Peoples has had three years of operating history, our board felt that the price to new shareholders who did not take the same risks as those of the original shareholders who purchased shares of a de novo bank should approximate fair market value.

     Our board wants to compensate the initial stockholders for the risks that they took in investing in a new venture. Therefore, the board is giving existing shareholders an opportunity to purchase shares at $9.50 per share so that they can average the cost of their shares. The Board also recognizes that the ability of FPB Bancorp to grow depends upon its subsidiary bank's ability to attract and retain new deposits. Therefore, the board is giving customers of First Peoples who had $1,000 or more on deposit the opportunity to purchase shares at $10.50 per share during the purchase preference period. The $10.50 per share purchase price to qualifying depositors during the preference period was viewed as a fair way of recognizing them for their doing business with First Peoples.

Purchase Limitations

     We reserve the right to reject any purchases in the offering, in whole or in part. Shares will not be issued to any person, who in our opinion, would be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control such shares. Except for our employees, the minimum number of shares any person may purchase in the offering is 100. Employees may purchase a minimum of 50 shares. The maximum any non-shareholder together with their related party may purchase in the offering is 5,000 shares. No person will be allowed to purchase, individually or together with associates of or persons acting in concert with such person, shares of common stock, which when aggregated with current holdings, would result in the individual owning more than 9.9% of the outstanding shares at the conclusion of the offering without prior approval of FPB Bancorp's regulators.

     Under Federal Reserve regulations, a rebuttable presumption of concerted action will occur, or an individual will be considered to be a related party, under the following situations:

     (1) a person will be presumed to be acting in concert with the members of the person's immediate family (which includes a person's spouse, father, mother, step-parent, children, step- children, brothers, step-brothers, sisters, step-sisters and grandchildren; the father, mother, brother and sisters of the person's spouse; and the spouses of the foregoing);

     (2) in addition, the following persons will be presumed to be acting in concert:

         o a company and any controlling shareholder, partner, trustee, or management official of FPB Bancorp, if both FPB Bancorp and the person own voting securities of the state member bank or bank holding company;

         o    companies under common control; and

         o persons that are parties to any agreement, contract, understanding, relationship, or other arrangement, whether written or otherwise, regarding the acquisition, voting, or transfer of control of voting securities of a state member bank or bank holding company, other than through a revocable proxy as described in Section 225.42(a)(5) of the Federal Reserve Act;

     (3) persons that have made, or propose to make, a joint filing under sections 13 or 14 of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78n), and the rules promulgated thereunder by the Securities and Exchange Commission; and

     (4) a person and any trust for which the person serves as trustee.

Distribution of Proceeds of the Offering

     No minimum number of shares must be sold in the offering. We will deposit all amounts received from each subscriber into an account in our name at First Peoples. Approximately every two weeks during the offering we will issue shares to those subscribers whose subscriptions have been accepted. When the shares have been issued we will transfer the proceeds represented by these shares to our general account. We will issue all remaining shares within two weeks following the closing of the offering and transfer all remaining proceeds to our general account. As a result, subscribers will receive shares at different times.

Intention of Directors Executive Officers, and Employees

     The directors and executive officers of FPB Bancorp as a group (14 persons) have indicated to FPB Bancorp that they intend to subscribe for, in the aggregate, 80,000 shares in the offering. In addition certain employees of FPB Bancorp have indicated that they intend to purchase 2,500 shares. These intentions are not commitments and could change based upon individual circumstances. Assuming the acquisition by the directors and executive officers of FPB Bancorp of all 80,000 shares, such persons would be deemed to beneficially own 17.0% of the common stock outstanding on a pro forma basis following the offering assuming the sale of all 500,000 shares. Any shares purchased by these individuals will be purchased for investment and not with a view to the resale of such shares. Investors should not place any reliance on the intended purchases of shares by our directors and executive officers as an indication of the merits of this offering or that such a person's investment decision is shared by unaffiliated investors.

Transfer Agent and Registrar

     FPB Bancorp has retained Register and Transfer Company, Cranford, New Jersey to serve as transfer agent for its common stock.

                             SELECTED FINANCIAL DATA

December 31, 2001, 2000 and 1999 and the Years Ended  December 31, 2001 and 2000
                     and the Period Ended December 31, 1999
                (Dollars in thousands, except per share figures)


                                                                                   2001          2000          1999
                                                                                   ----          ----          ----
At Year End:

Cash and cash equivalents....................................................   $   2,448         4,380         1,758
Securities...................................................................       5,479         6,987         7,415
Loans, net...................................................................      32,215        17,965         6,530
All other assets.............................................................       1,564         1,200           973
                                                                                ---------     ---------     ---------

     Total assets............................................................   $  41,706        30,532        16,676
                                                                                =========     =========     =========

Deposit accounts.............................................................      33,933        25,814        11,797
All other liabilities........................................................       3,683           574           555
Stockholders' equity.........................................................       4,090         4,144         4,324
                                                                                ---------     ---------     ---------

     Total liabilities and stockholders' equity..............................   $  41,706        30,532        16,676
                                                                                =========     =========     =========

For the Year:

Total interest income........................................................   $   2,519         1,755           472
Total interest expense.......................................................       1,046           815           172
                                                                                ---------     ---------     ---------

Net interest income..........................................................       1,473           940           300

Provision for loan losses....................................................         202           162            60
                                                                                ---------     ---------     ---------

Net interest income after provision for loan losses..........................       1,271           778           240
                                                                                ---------     ---------     ---------

Noninterest income...........................................................         214           141            30
Noninterest expenses.........................................................       1,557         1,282           780
                                                                                ---------     ---------     ---------

Loss before income tax credit................................................         (72)         (363)         (510)
Income tax credit............................................................         (23)         (136)         (173)
                                                                                ---------     ---------     ---------

Net loss.....................................................................   $     (49)         (227)         (337)
                                                                                =========     =========     =========

Net loss per share...........................................................   $    (.10)         (.46)         (.69)
                                                                                =========     =========     =========

Weighted-average number of shares outstanding................................     489,410       489,410       489,410
                                                                                =========     =========     =========

Ratios and Other Data:

Return on average assets.....................................................       (.14%)        (.93%)       (3.94%)
Return on average equity.....................................................       (1.17%)       (5.40%)      (10.50%)
Average equity as a percentage of average assets.............................       12.36%        17.19%        37.50%
Interest-rate spread during the period.......................................        3.27%         2.40%         2.96%
Net yield on average interest-earning assets.................................        4.59%         4.13%         3.95%
Noninterest expenses to average assets.......................................        4.60%         5.24%         9.12%
Ratio of average interest-earning assets to average
     interest-bearing liabilities............................................        1.40          1.48          1.43
Nonperforming loans and foreclosed real estate as a percentage of
     total assets at end of year.............................................         NIL           NIL           NIL
Allowance for loan losses as a percentage
     of total loans at end of year...........................................        1.10%         1.11%          .91%
Total number of banking offices..............................................           1             1             1
Total shares outstanding at end of year......................................     489,410       489,410       489,410
Book value per share at end of year..........................................   $    8.36     $    8.47     $    8.83


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  December 31, 2001 and 2000 and for the Years Ended December 31, 2001 and 2000


General

     FPB Bancorp, Inc. is a bank holding company. FPB Bancorp owns 100% of First Peoples Bank.

     First Peoples is a bank whose deposits are insured by the Federal Deposit Insurance Corporation. First Peoples provides a variety of banking services to small businesses and residents and individuals in St. Lucie County and Northern Martin County, Florida. At December 31, 2001, FPB Bancorp had total consolidated assets of $41.7 million and total consolidated stockholders' equity of $4.1 million.

Regulation and Legislation

     As a bank holding company FPB Bancorp is regulated by the Board of Governors of the Federal Reserve System. As a state-chartered commercial bank, First Peoples is subject to extensive regulation by the Florida Department of Banking and Finance and the Federal Deposit Insurance Corporation. First Peoples files reports with the Florida Department and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Florida Department and the FDIC to monitor our compliance with the various regulatory requirements.

Critical Accounting Policies

     FPB Bancorp's financial condition and results of operations are sensitive to accounting measurements and estimates of matters that are inherently uncertain. When applying accounting policies in areas that are subjective in nature, management must use its best judgment to arrive at the carrying value of certain assets. The most critical accounting policy applied by us is that related to the valuation of the loan portfolio.

     A variety of estimates impact carrying value of the loan portfolio including the calculation of the allowance for loan losses, valuation of underlying collateral, the timing of loan charge-offs and the amount and amortization of loan fees and deferred origination costs.

     The allowance for loan losses is management's most difficult and subjective judgment. The allowance is established and maintained at a level that management believes is adequate to cover losses resulting from the inability of borrowers to make required payments on loans. Estimates for loan losses are arrived at by analyzing risks associated with specific loans and the loan portfolio, current trends in delinquencies and charge-offs, the views of our regulators, changes in the size and composition of the loan portfolio and peer comparisons. The analysis also requires consideration of the economic climate and direction, change in the interest rate environment, which may impact a borrower's ability to pay, legislation impacting the banking industry and economic conditions specific to Port St. Lucie, Florida. Because the calculation of the allowance for loan losses relies on management's estimates and judgments relating to inherently uncertain events, results may differ from management's estimates.

     The allowance for loan losses is also discussed elsewhere in this prospectus and in Note 3 to the consolidated financial statements. Our significant accounting policies are discussed in Note 1 to the consolidated financial statements.

Credit Risk

     FPB Bancorp's primary business is making commercial, business, consumer, and real estate loans. That activity entails potential loan losses, the magnitude of which depend on a variety of economic factors affecting borrowers which are beyond the control of FPB Bancorp. While underwriting guidelines have been instituted and credit review procedures have been put in place to protect FPB Bancorp from avoidable credit losses, some losses will inevitably occur. At December 31, 2001, FPB Bancorp had no nonperforming assets and has minimal charge-off experience.

     FPB Bancorp conducts an ongoing evaluation of their loan portfolio. The evaluation includes determination of allowances established on specific loans, general allowances based on industry standards due to the limited historical loan loss experience of the bank, and allowances based on general economic conditions and other risk factors in their market. The evaluation also includes a review of individual loans that are contractually past due, on nonaccrual status, and restructured. A formal evaluation is prepared each month to assess the risk in the portfolio and to determine the adequacy of the allowance for loan losses. Management believes the allowance can be allocated by category only on an approximate basis.

The following table sets forth the composition of FPB Bancorp's loan portfolio at December 31, (dollars in thousands):

                                                  2001                 2000                  1999
                                         ------------------    -------------------    -----------------
                                                       % of                   % of                  % of
                                           Amount     Total      Amount      Total      Amount     Total
                                           ------     -----      ------      -----      ------     -----

   Commercial......................      $ 11,667     35.82%   $  6,037      33.28%   $  2,904     44.27%
   Commercial real estate..........        11,192     34.36       6,420      35.40       1,936     29.52
   Consumer........................         8,472     26.01       5,393      29.73       1,587     24.20
   Residential real estate.........         1,241      3.81         289       1.59         132      2.01
                                            -----      ----         ---       ----         ---      ----


   Total...........................        32,572    100.00%     18,139     100.00%      6,559    100.00%

   Less:
     Deferred fees.................             2                    27                     31
    Allowance for loan losses......          (359)                 (201)                   (60)
                                            -----      ----         ---       ----         ---      ----

    Loans, net.....................      $ 32,215              $ 17,965               $  6,530
                                         ========              ========               ========


     The following table presents information regarding our total allowance for loan losses as well as the allocation of such amounts to the various categories of loans at December 31, (dollars in thousands):

                                                 2001                       2000                       1999
                                         ---------------------      ---------------------      ---------------------
                                                      Loans to                   Loans to                   Loans to
                                                       Total                      Total                      Total
                                           Amount      Loans          Amount      Loans          Amount      Loans
                                           ------      -----          ------      -----          ------      -----

   Commercial loans................      $    116        35.82%     $     75        33.28%     $     19        44.27%
   Commercial real estate loans....           108        34.36            52        35.40            21        29.52
   Residential real estate loans...             6         3.81            10         1.59             1         2.01
   Consumer loans..................           129        26.01            64        29.73            19        24.20
                                              ---        -----            --        -----            --        -----


   Total allowance for loan losses.      $    359       100.00%     $    201       100.00%     $     60        100.0%
   --------------------------------           ---       ------           ---       ------            --        -----


   The allowance for loan losses as a
     Percentage of total loans outstanding                1.10%                      1.11%                       .91%
                                                          ====                       ====                        ===

     The following table sets forth activity in FPB Bancorp's allowance for loan losses for the specified periods:


                                                                                  At or for the Year Ended
                                                                                         December 31
                                                                                         -----------
                                                                                      2001         2000
                                                                                      ----         ----
                                                                                   (Dollars in thousands)
Allowance for loan losses beginning of year................................         $   201      $    60
Charged-off loans:
     Commercial loans......................................................              35           21
     Commercial real estate loans..........................................               -            -
     Residential real estate loans.........................................               -            -
     Consumer loans........................................................               9            -
                                                                                       ----         ----

         Total charged-off loans...........................................              44           21
Recoveries on loans previously charged off:
     Commercial loans......................................................               -            -
     Commercial real estate loans..........................................               -            -
     Residential real estate loans.........................................               -            -
     Consumer loans........................................................               -            -
                                                                                       ----         ----
         Total recoveries..................................................               -            -
                                                                                       ----         ----
         Net charge-offs...................................................              44           21
Provision for loan losses..................................................             202          162
                                                                                       ----         ----
Allowance for loan losses end of year......................................             359          201
                                                                                       ====         ====
Ratio of net charge-offs to average loans outstanding......................             .18%         .18%
                                                                                       ====         ====


Liquidity and Capital Resources

     FPB Bancorp's primary source of cash during the year ended December 31, 2001, was from the proceeds from net deposit inflows of $8.2 million. Cash was used primarily to purchase securities and to originate loans. At December 31, 2001, we had outstanding commitments to originate loans totaling $4.7 million. At December 31, 2001, First Peoples exceeded its regulatory liquidity requirements. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by First Peoples and its local competitors. First Peoples generally manages the pricing of its deposits to be competitive and to increase core deposit relationships. First Peoples will adjust rates on interest bearing deposits to attract or retain deposits as needed.

     Investment Securities. The following table sets forth the carrying value of our securities portfolio at December 31 (in thousands):


                                                                                                    2001        2000
                                                                                                    ----        ----
     Securities available for sale:
         U.S. Treasury securities............................................................     $     -     $ 1,996
         U.S. Government agency securities...................................................       3,481       4,991
         Mortgage-backed securities..........................................................       1,015           -
                                                                                                    ------      ------

                                                                                                  $ 4,496     $ 6,987
                                                                                                    ======      ======
     Securities held to maturity-
         Mortgage-backed securities..........................................................     $   963     $     -
                                                                                                    ======      ======


     The  following  table  sets  forth,  by  maturity   distribution,   certain
information pertaining to the securities portfolio as follows (dollars in thousands):

                                                        From One Year      From Five Years
                                  One Year or Less     to Five Years        to Ten Years        Over Ten Years          Total
                                 ------------------   -----------------   -----------------   -----------------   -----------------
                                 Carrying   Average   Carrying  Average   Carrying  Average   Carrying  Average   Carrying  Average
                                  Value      Yield      Value    Yield     Value     Yield     Value     Yield     Average   Yield
                                  -----      -----      -----    -----     -----     -----     -----     -----     -------   -----


December 31, 2001:
Securities Available for Sale:
  U.S. Government agency         $     -        - %   $  3,481    5.03%   $     -       - %   $     -       - %   $  3,481    5.03%
    securities                      -----     -----     ------   ------     -----     -----     -----     -----


   Mortgage-backed securities                                                                                        1,015    5.79
                                                                                                                    ------    -----

Total                                                                                                             $  4,496    5.20%
                                                                                                                    ======    =====

Securities Held to Maturity:
   Mortgage-backed securities                                                                                     $    963    5.75%
                                                                                                                    ======    =====

December 31, 2000:
Securities Available for Sale:
   U.S. Treasury securities      $  1,996     5.31%   $     -       - %   $     -       - %   $     -       - %   $  1,996    5.31%

   U.S. Government agency             498     5.61       4,493    7.57          -       -           -       -        4,991    7.35
     securities                     -----     -----     ------   ------     -----     -----     -----     -----     ------    -----

   Total                         $  2,494     5.37%   $  4,493    7.57%   $     -       - %   $     -       - %   $  6,987    6.78%
                                    =====     =====     ======   ======     =====     =====     =====     =====     ======    =====

Regulatory Capital Requirements

     Under FDIC regulations, First Peoples is required to meet certain minimum regulatory capital requirements. This is not a valuation allowance and has not been created by charges against earnings. It represents a restriction on stockholders' equity.

     Quantitative measures established by regulation to ensure capital adequacy require financial institutions to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital, as defined in the regulations, to risk-weighted assets, also as defined in the regulations, and of Tier I capital to average assets. Management believes, as of December 31, 2001, that First Peoples met all capital adequacy requirements to which it is subject.

                                                                                                    Minimum
                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                   For Capital Adequacy         Prompt Corrective
                                                Actual                    Purposes              Action Provisions
                                          ----------------         --------------------         -----------------
                                          Amount         %         Amount           %           Amount          %
                                                                  (Dollars in thousands)
     As of December 31, 2001:
         Total capital to Risk-
           Weighted assets..........    $ 4,277      13.03%      $ 2,623          8.00%        $ 3,284        10.00%
         Tier I Capital to Risk-
           Weighted Assets..........      3,919      11.94         1,313          4.00           1,970         6.00
         Tier I Capital
           to Total Assets..........      3,919      10.30         1,522          4.00           1,903         5.00

     As of December 31, 2000:
         Total capital to Risk-
           Weighted assets..........      4,044      21.24         1,523          8.00           1,904        10.00
         Tier I Capital to Risk-
           Weighted Assets..........      3,843      20.18           762          4.00           1,142         6.00
         Tier I Capital
           to Total Assets..........      3,843      13.11         1,173          4.00           1,466         5.00

Market Risk

     Market risk is the risk of loss from adverse changes in market prices and rates. FPB Bancorp's market risk arises primarily from interest-rate risk inherent in its loan and deposit-taking activities. To that end, management actively monitors and manages its interest-rate risk exposure. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in Note 8 of Notes to Consolidated Financial Statements.

     FPB Bancorp does not engage in trading or hedging activities and does not invest in interest-rate derivatives or enter into interest rate swaps. The primary objective in managing interest-rate risk is to maximize earnings and minimize the potential adverse impact of changes in interest rates on FPB Bancorp's net interest income and capital, while adjusting FPB Bancorp's asset-liability structure to obtain the maximum yield-cost spread on that structure. FPB Bancorp relies primarily on our asset-liability structure to manage interest rate risk. However, a sudden and substantial increase in interest rates may adversely impact our earnings, to the extent that the interest-earning assets and interest-bearing liabilities do not change at the same speed, to the same extent, or on the same basis.

Asset and Liability Structure

     As part of its asset and liability management program, FPB Bancorp has established and implemented various internal asset-liability decision processes, as well as communications and control procedures to aid us in managing our earnings. We believe that these processes and procedures provide FPB Bancorp with better capital planning, asset mix and volume controls, loan-pricing guidelines, and deposit interest-rate guidelines which should result in tighter controls and less exposure to interest-rate risk.

     The matching of assets and liabilities may be accomplished in part by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as the amount of rate sensitive assets less the amount of rate sensitive liabilities divided by total assets. A gap is considered positive when the amount of interest-rate sensitive assets exceeds interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would adversely affect net interest income, while a positive gap would result in an increase in net interest income. During a period of falling interest rates, a negative gap would result in an increase in net interest income, while a positive gap would adversely affect net interest income.

     In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the results of operations, we continue to monitor asset and liability management policies to better match the maturities and repricing terms of its interest-earning assets and interest-bearing liabilities. Such policies have consisted primarily of:

o        emphasizing the origination of adjustable-rate loans;

o        maintaining a stable core deposit base; and

o maintaining a significant portion of liquid assets consisting primarily of cash and short-term securities.

The following table sets forth certain information relating to interest-earning assets and interest-bearing liabilities at December 31, 2001, that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

                                                                More             More
                                                     One      than One         than Five
                                                     Year     Year and         Years and       Over
                                                      or      Less than        Less than     Fifteen
                                                     Less    Five Years      Fifteen Years    Years     Total
                                                     ----    ----------      -------------    -----     -----

Mortgage and commercial loans (1):
    Commercial loans..........................   $   8,642   $    1,944       $  1,081       $    -     $ 11,667
    Commercial real estate loans..............       7,408        2,987            797            -       11,192
    Residential mortgage loans................       -              865            376            -        1,241
    Consumer loans............................       1,116        6,077          1,279            -        8,472

         Total loans..........................      17,166       11,873          3,533            -       32,572

Federal funds sold............................         353            -              -            -          353
Securities (2)................................         475        3,481          1,101          502        5,559
Time deposit..................................         100            -              -            -          100

         Total rate-sensitive assets..........   $  18,094   $   15,354       $  4,634       $  502     $ 38,584

Deposit accounts (3):
    Money market deposits.....................   $   6,545   $        -       $      -       $    -     $  6,545
    NOW deposits..............................       1,292            -              -            -        1,292
    Savings deposits..........................       3,419            -              -            -        3,419
    Certificates of deposit...................      11,325        4,587              -            -       15,912

         Total deposit accounts...............      22,581        4,587              -            -       27,168

    Borrowings................................       2,842            -              -            -        2,842

         Total rate-sensitive liabilities.....    $ 25,423   $    4,587       $      -       $    -     $ 30,010

GAP (repricing differences)...................      (7,329)      10,767          4,634          502        8,574

Cumulative GAP................................      (7,329)       3,438          8,072        8,574

Cumulative GAP/total assets...................       (17.57)%      8.24%         19.35%       21.56%

(1) In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Adjustable-rate loans of $16.1 million are scheduled to adjust in one year or less. Fixed-rate loans are scheduled, including repayment, according to their maturities.
(2) Securities are scheduled through the maturity dates and include Federal Home Loan Bank stock.
(3) Money-market, NOW, and savings deposits are regarded as ready accessible withdrawable accounts. All other time deposits are scheduled through the maturity dates.

The following table reflects the contractual principal repayments by period of the loan portfolio at December 31, 2001 (in thousands):

                                                                        Real
                                                                       Estate
         Years Ending                              Commercial       Construction
         December 31,                                 Loans             Loans
         ------------                                 -----             -----

2002 ...................................             $ 4,167          $    50
2003 ...................................             $ 1,584               72
2004 ...................................             $ 1,315               72
2005-2006 ..............................             $ 1,779              145
2007-2008 ..............................             $ 1,039              145
2009 & beyond ..........................             $ 1,783              477
                                                     -------          -------

Total ..................................             $11,667          $   961
                                                     =======          =======

Of the $8,411 of loans due after 2002, 19.86% of such loans have fixed interest rates and 80.14% have adjustable interest rates.

The following table sets forth total loans originated and repaid during the period ended December 31 (in thousands):

                                                               2001        2000
                                                               ----        ----
Originations:
    Commercial loans.......................................  $ 12,826   $  8,539
    Commercial real estate loans...........................     2,138      4,652
    Residential mortgage loans.............................       687        158
    Consumer loans.........................................     7,782      5,675
                                                             --------   --------

             Total loans originated........................    23,433     19,024

    Principal reductions...................................     9,000      7,444
                                                             --------   --------

    Increase in total loans................................  $ 14,433   $ 11,580
                                                             ========   ========

     The  following  table  shows  the   distribution   of,  and  certain  other
information  relating to deposit  accounts by type  (dollars in  thousands):

                                                                                 At December 31,
                                                              -------------------------------------------------------
                                                                          2001                         2000
                                                              --------------------------      -----------------------

                                                                                 % of                         % of
                                                                 Amount         Deposits      Amount         Deposits

         Demand deposits..................................     $  6,825           20.08%      $  6,298          24.40%
         Money-market deposits............................        6,545           19.25          2,591          10.04
         NOW deposits.....................................        1,292            3.80          1,239           4.80
         Savings deposits.................................        3,419           10.06          2,945          11.40
                                                               ---------          -----        -------          -----

                  Subtotal................................       18,081           53.19         13,073          50.64
                                                               ---------          -----         ------          -----

         Certificate of deposits:
                  1.00% - 1.99%...........................          154             .45              -              -
                  2.00% - 2.99%...........................        1,540            4.53            149            .58
                  3.00% - 3.99%...........................        3,933           11.57              -              -
                  4.00% - 4.99%...........................        4,688           13.79              9            .03
                  5.00% - 5.99%...........................        2,334            6.87            549           2.13
                  6.00% - 6.99%...........................        3,055            8.99         11,484          44.49
                  7.00% - 7.99%...........................          208             .61            550           2.13
                                                               ---------          -----         ------          -----

         Total certificates of deposit (1)................       15,912           46.81         12,741          49.36
                                                               ---------          -----         ------          -----

         Total deposits...................................     $ 33,993          100.00%      $ 25,814         100.00%
                                                               =========         ======         ======         ======

(1) Included individual retirement accounts ("IRAs") totaling $1,058,000 and $907,000 at December 31, 2001 and 2000, all of which are in the form of certificates of deposit.

The following table presents by various interest rate categories the amounts of certificates of deposit at December 31, 2001, which mature during the periods indicated (in thousands):

                                                                            Year Ending December 31,
                                                            ----------------------------------------------------
                                                                2002     2003     2004    2005     2006    Total
                                                                ----     ----     ----    ----     ----    -----

     1.00% - 1.99%......................................... $    154   $    -    $   -    $  -    $  -    $   154
     2.00% - 2.99%.........................................    1,501       39        -       -       -      1,540
     3.00% - 3.99%.........................................    2,685    1,157       91       -       -      3,933
     4.00% - 4.99%.........................................    4,217      355       14       -     102      4,688
     5.00% - 5.99%.........................................    2,131      104       99       -       -      2,334
     6.00% - 6.99%.........................................      529    2,513        -      13       -      3,055
     7.00% - 7.99%.........................................      108      100        -       -       -        208
                                                               -----   ------    -----    ----    ----    -------

     Total certificates of deposit......................... $ 11,325  $ 4,268    $ 204    $ 13    $ 102   $15,912
                                                              ======    =====    =====    ====    =====   =======

Jumbo certificates ($100,000 and over) mature as follows (in thousands):

                                                                 December 31,
                                                                 ------------
                                                                2001      2000
                                                                ----      ----

     Due three months or less...........................      $ 1,153   $   500
     Due over three months to six months................          780       632
     Due over six months to one year....................          918       602
     Due over one year to five years....................        2,188       971
                                                                -----   -------

                                                              $ 5,039   $ 2,705
                                                              =======   =======

Results of Operations

     FPB Bancorp's operating results depend primarily on our net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities, consisting primarily of deposits. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities ("interest-rate spread") and the relative amounts of interest-earning assets and interest-bearing liabilities. FPB Bancorp's interest-rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. In addition, our net earnings are also affected by the level of nonperforming loans and foreclosed real estate, as well as the level of our noninterest income, and our noninterest expenses, such as salaries and employee benefits, occupancy and equipment costs and income taxes.

     The following table sets forth, for the period indicated, information regarding: (i) the total dollar amount of interest and dividend income from interest-earning assets and the resultant average yield; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (iii) net interest/dividend income; (iv) interest rate spread;
(v) net interest margin. Average balances are based on average daily balances (dollars in thousands).


                                                                  Years Ended December 31,
                                           ----------------------------------------------------------------------
                                                         2001                                  2000
                                           --------------------------------     ---------------------------------
                                                      Interest     Average                  Interest     Average
                                            Average     and         Yield/     Average        and          Yield/
                                            Balance   Dividends       Rate     Balance      Dividends       Rate
                                            -------   ---------       ----     -------      ---------       ----
Interest-earning assets:
     Loans(1)...........................   $ 24,379     2,105         8.63%     $ 11,917    $ 1,102         9.25%
     Securities.........................      4,822       293         6.08         7,907        474         5.99
     Other interest-earning assets (2)..      2,899       121         4.17         2,923        179         6.12
                                           --------   -------                   --------    -------            -

         Total interest-earning assets..     32,100     2,519         7.85        22,747      1,755         7.72
                                                      -------                               -------

Noninterest-earning assets..............      1,729                                1,704
                                           --------                             --------
         Total assets...................   $ 33,829                             $ 24,451
                                           ========                             ========

Interest-bearing liabilities:
     Savings, NOW and money-market
         deposits.......................      7,963       219         2.75         5,870        221         3.76
     Certificates of deposit............     14,622       818         5.59         9,457        594         6.28
     Other borrowings...................        264         9         3.44             -          -            -
                                           --------   -------                   --------    -------
         Total interest-bearing
             liabilities................     22,849     1,046         4.58        15,327        815         5.32
                                                      -------                               -------

Noninterest-bearing liabilities.........      6,799                                4,922
Stockholders' equity....................      4,181                                4,202
                                           --------                             --------
         Total liabilities and
             stockholders' equity.......   $ 33,829                             $ 24,451
                                           ========                             ========

Net interest income.....................              $ 1,473                               $   940
                                                      =======                               =======

Interest-rate spread....................                              3.27%                                 2.40%
                                                                      ====                                  ====

Net interest margin (3).................                              4.59%                                 4.13%
                                                                      ====                                  ====

Ratio of average interest-earning
     assets to average interest-bearing
     liabilities........................       1.40                                 1.48
                                               ====                                 ====

(1)  There were no nonaccruing loans during the periods presented.
(2) Other interest-earning assets included federal funds sold, Federal Home Loan Bank stock and time deposits. (3) Net interest margin is net interest income divided by total interest-earning assets.

Rate/Volume Analysis

     The following table sets forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume).

Year Ended December 31, 2001 vs. 2000:
                                                                                      Increase (Decrease) Due to
                                                                                 ------------------------------------

                                                                                                      Rate/
                                                                                  Rate    Volume     Volume     Total
                                                                                  ----    ------     ------     -----
                                                                                             (In thousands)
Interest-earning assets:
    Loans....................................................................    $ (73)  $ 1,152      $(76)   $ 1,003
    Securities...............................................................        7      (185)       (3)      (181)
    Other interest-earning assets............................................      (57)       (1)        -        (58)
                                                                                 -----   -------      ----    -------

      Total..................................................................     (123)      966       (79)       764
                                                                                 -----     -----      ----    -------

Interest-bearing liabilities:
    Deposits:
      Savings, demand, money-market and NOW deposits.........................      (59)       79       (22)        (2)
      Time deposits..........................................................      (65)      324       (35)       224
      Other borrowings.......................................................        -         -         9          9
                                                                                 -----   -------      ----    -------

      Total..................................................................     (124)      403       (48)       231
                                                                                 -----   -------      ----    -------

Net change in net interest income............................................    $   1   $   563      $(31)   $   533
                                                                                 =====   =======      ====    =======


Year Ended December 31, 2000 vs. 1999:
                                                                                       Increase (Decrease) Due to
                                                                                  -----------------------------------
                                                                                                      Rate/
                                                                                  Rate    Volume     Volume     Total
                                                                                  ----    ------     ------     -----
                                                                                             (In thousands)
Interest-earning assets:
    Loans....................................................................   $    9   $   903      $ 57     $  969
    Securities...............................................................       14       232        15        261
    Other interest-earning assets............................................       14        35         4         53
                                                                                ------   -------      ----     ------

      Total..................................................................       37     1,170        76      1,283
                                                                                ------   -------      ----     ------

Interest-bearing liabilities:
    Deposits:
      Savings, demand, money-market and NOW deposits.........................       48        58        35        141
      Time deposits..........................................................       27       369       106        502
                                                                                ------   -------      ----     ------
      Total..................................................................       75       427       141        643
                                                                                ------   -------      ----     ------

Net change in net interest income............................................   $  (38)  $   743      $(65)    $  640
                                                                                ======   =======      ====     ======

Comparison of Years Ended December 31, 2001 and 2000

     General. Net loss for the year ended December 31, 2001, was $49,000 or $.10 per basic and diluted share compared to net loss $227,000 or $.46 per basic and diluted share for the year ended December 31, 2000. This improvement in net operating results was primarily due to an increase in net interest income and noninterest income, partially offset by an increase in noninterest expenses and the provision for loan losses, all as a result of our growth.

     Interest Income. Interest income increased to $2.5 million for the year ended December 31, 2001, from $1.8 million for the year ended December 31, 2000. Interest income on loans increased to $2.1 million from $1.1 million due to an increase in the average loan portfolio balance for the year ended December 31, 2001, partially offset by a decrease in the weighted-average yield earned on the portfolio to 8.63% for 2001 from 9.25% for 2000. Interest on securities decreased to $0.3 million due to a decrease in the average securities balance in 2001, partially offset by an increase in the average yield earned from 5.99% in 2000 to 6.08% in 2001. Interest on other interest-earning assets decreased to $0.1 million primarily due to a decrease in the average balance and a decrease in the weighted-average yield earned on those assets.

     Interest Expense. Interest expense increased to $1.0 million in 2001 from $0.8 million in 2000. Interest expense increased due to the $7.3 million growth in average interest-bearing deposits in 2001, despite a decrease in the weighted-average rate paid on deposits.

     Provision for Loan  Losses.  The  provision  for loan losses was charged to operations to bring the total allowance to a level deemed appropriate by management and is based upon historical experience, the volume and the type of lending conducted by FPB Bancorp. In addition, industry standards, the amounts of nonperforming loans, general economic conditions, particularly as they relate to market areas, and other factors related to the collectibility of our loan portfolio were considered. The provision for loan losses increased from $162,000 in 2000 to $202,000 in 2001. The increase was due to primarily the $14.4 million increase in the loan portfolio during the year. Management believes that the allowance for loan losses of $359,000 is adequate at December 31, 2001.

     Noninterest Income. Noninterest income increased from $141,000 in 2000 to $214,000 in 2001. This was primarily due to increased service charges on deposit accounts in 2001, compared to 2000.

     Noninterest Expense. Total noninterest expense increased to $1.6 million for the year ended December 31, 2001, compared to $1.3 million in 2000. This was primarily due to increases in employee compensation and benefits and occupancy and equipment expense all due to the overall growth of FPB Bancorp.

     Income Taxes. The income tax benefit was $136,000 (an effective rate of 37.5%) for 2000 compared to a $23,000 (an effective rate of 31.9%) for 2001. It is management's belief that it is more likely than not the benefit and deferred tax asset recognized will be realized in future periods. FPB Bancorp has shown improvement in its operating results and achieved profitability during the three months ended March 31, 2002, primarily as a result of FPB Bancorp's increase in asset size during the year ended December 31, 2001. Due to the increase in its average asset size, FPB Bancorp currently expects this trend to continue in 2002 and beyond, and therefore management believes that no valuation allowance for the realization of the deferred tax asset is necessary.

Impact of Inflation and Changing Prices

     The financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

Impact of Accounting Pronouncements

     Business Combinations and Goodwill and Other Intangible Assets. On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, " Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 141 also specifies the criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provision of SFAS No. 142. SFAS No. 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 121. "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

     SFAS No. 142 requires that goodwill and any intangible assets determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-SFAS No. 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of SFAS No. 142.

     FPB Bancorp is required to adopt the provisions of SFAS No. 141 immediately. The initial adoption of SFAS No. 141 has no impact on the FPB Bancorp's consolidated financial statements. SFAS No. 142 will be adopted by FPB Bancorp on January 1, 2002. FPB Bancorp currently has no recorded goodwill or intangible assets.

Impairment or Disposal of Long-Lived Assets

     In October of 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and was written to provide a single model for the disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and the accounting and reporting provision of Accounting Principles Board Opinion No. 30," Reporting the Results of Operations
- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The FPB Bancorp adopted the provision of SFAS No. 144 effective January 1, 2002. The implementation of this statement has not had a material effect on FPB Bancorp's financial position, results of operations or cash flows.

                                    BUSINESS


FPB Bancorp, Inc

     FPB Bancorp operates as the parent company of First Peoples Bank. As of December 31, 2001, we had total assets of $41.7 million, total deposits of $34.0 million and total stockholders' equity of $4.1 million. Net losses for the year ended December 31, 2001, totaled $49,000 or $0.10 per basic and diluted share. The loan portfolio totaled $32.2 million, of which 70.2% consisted of commercial and commercial real estate loans, 3.8% consisted of residential mortgage loans, and 26.0% consisted of consumer loans.

First Peoples Bank

     First Peoples Bank commenced banking operations in Port St. Lucie, Florida, in April 1999, as a state-chartered commercial bank. Our primary business is attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans and purchase investments.

     We offer a broad range of retail and commercial banking services, including various types of deposit accounts and loans for businesses and consumers. The primary source of business is customer referrals. As part of our community bank approach, officers are encouraged to actively participate in community activities and organizations.

Operating and Business Strategy

     Our goal is to become one of the leading community banks in St. Lucie County. We expect to accomplish our goal through steady and reasonable growth and a prudent operating strategy. We intend to grow internally by establishing branch offices in our immediate market area.

     Our operating and business strategy emphasizes:

         o providing a select range of highly personalized products and services;
         o    local management and local decision making;
         o    maintaining a professional staff of officers and employees;
         o growing and expanding our presence in St. Lucie County by establishing a new branch office;
         o developing commercial loan relationships with small to medium-size businesses located in our market;
         o emphasizing mortgage banking activities by continuing to originate residential mortgage loans for our customers; and
         o    maintaining a high credit quality.

     o Personalized Products and Service. We strive to provide innovative financial products, high service levels and to maintain strong customer relationships. We seek customers who prefer to conduct business with a locally owned and managed institution.

     o Local Management and Community Focus. We approach banking with a community focus, emphasizing local management and local decision-making. Our main office is located in one of the primary business districts of Port St. Lucie; on Port St. Lucie Boulevard. Most of the executive officers and directors are long-time residents of the Port St. Lucie area, and all management decisions are made in Port St. Lucie.

     o Dedicated Employees. We believe that the key to our success lies with our employees, because it is through our employees that FPB Bancorp is able to provide our banking customers with a very high level of service and attention. To this end, we seek to hire well qualified banking professionals who are committed to providing a superior level of banking service and are willing to accept a significant degree of responsibility. Each employee focuses on the individual customer's needs and strives to deliver the specific products and services that are best suited to achieve the customer's financial goals.

     o Internal Growth and Branch Expansion. FPB Bancorp has grown to over $41.7 million in assets since it's inception a little over two years ago. Included in our plans for the next year is the establishment of a full service branch office in the Ft. Pierce area. Plans have not been finalized, but it is expected that the branch will have four teller windows, a night depository and three drive-through windows and an ATM. Before we begin construction, we will have to obtain regulatory approval for the branch. Regulatory approval will likely be dependent on our ability to sell a significant number of shares in this offering.

     o Develop Commercial Loan Relationships. Since our inception, we have been gradually building our loan portfolio mix by purchasing, originating and retaining commercial and commercial real estate loans. We believe that large regional and out-of-state financial institutions, which have acquired several local banks, have shifted the focus of the acquired banks away from lending to small and medium-sized business. As part of our lending efforts, we have been developing, within our market, strong commercial loan and deposit relationships with small to medium-sized businesses which tend to value personalized service and attention to their specific borrowing needs. Timely decisions and prompt, courteous service is very important and we believe will foster long-term, quality loan and deposit relationships.

     o Residential Loans. In order to be a full service bank, we actively engage in residential lending activities which includes the origination of residential mortgage loans. Our strategy is to sell, to the extent practical, all of our fixed- rate residential mortgage loan originations and a portion of our adjustable-rate loans. The sale of mortgage loans in the secondary market provides additional non-interest income, including mortgage loan origination fees and gains on the sale of mortgage loans.

     o Maintain Strong Credit Quality. We place a great deal of emphasis on maintaining stronger asset quality. The stronger asset quality FPB
         Bancorp is experiencing to date is principally due to our strict underwriting criteria, the relationship of our senior officers, and directors to our customers and their knowledge of the demographics of our local community.

Primary Market Area

     FPB Bancorp is the only financial institution headquartered in Port St. Lucie, Florida. Our extended geographic market also encompasses the three neighboring communities of, Stuart, St. Lucie West and Ft. Pierce, Florida. These communities are located in the northeastern portion of Martin County, and central and northern St. Lucie County respectively. St. Lucie and Martin Counties have a total combined year-round adult population of approximately 305,000; during the winter season the population increases by approximately 20%. According to the Treasure Coast Regional Planning Council, the population year-round of these counties is expected to increase to approximately 330,000 by 2005 and to approximately 360,000 by 2010.

     St. Lucie West is home to the spring training facility for the New York Mets, the Florida champion St. Lucie Mets and the PGA training center, one of the best golf training centers in the world.

     Port St. Lucie is home to one of two family-oriented Club Med's in the world. Originally a general development company community, Port St. Lucie has grown from a population of approximately 1,300 in 1977 to approximately 56,000 in 2000.

     Ft. Pierce was founded in 1901 and has grown to approximately 38,000 residents in 2000. According to the Economic Development Council, 150,000 people visit the Ft. Pierce downtown waterfront area annually.












                           [Intentionally left blank]

     According to the St. Lucie County Economic Development Council, St. Lucie County is one of the fastest growing counties in the state of Florida. St. Lucie County is less than 3 hours from Orlando, West Palm Beach and Miami. In 1998 Money Magazine rated St. Lucie County No. 29 on their "Best Places to Live" list. The Top Ten private employers in St. Lucie County are:


                 Employer                            Number of Employees
-------------------------------------------  -----------------------------------
1) Lawnwood Regional Medical Center                         1,400
2) Publix Supermarkets                                      1,260
3) HCA Medical Center of Port St. Lucie                      800
4) QVC St. Lucie                                             800
5) Florida Power & Light                                     790
6) Winn Dixie Supermarkets                                   650
7) Aegis Communications                                      460
8) Walmart                                                   456
9) Convergys                                                 421
10) Club Med                                                 400


Public Employers include:


                 Employer                            Number of Employees
-------------------------------------------  -----------------------------------
St. Lucie County School System                              3,400
County of St. Lucie                                         1,000
St. Lucie County Sheriff's Department                        650
Harbor Branch                                                650
Indian River Community College                               446


     Land development in the market area is primarily residential in nature, as evidenced by the significant number of vacant residential lots in our market. Large tracts of land remain available for residential development. There are also several retail shopping centers in our market area which have major anchor tenants such as Publix or Winn-Dixie.

     Although an urban area, St. Lucie county's agri-business sectors (citrus, cattle, tomatoes, horticulture and related industries) continue to shore up the local economy. Known as the "grapefruit Capital of the World," St. Lucie county has a solid agricultural industry base. Approximately 62% of the county's land is used in farm related activities. In 1998, St. Lucie County ranked 11th of the states 67 counties in farm cash receipts, recording $173,000,000.

     St. Lucie County also has a well-established infrastructure of aquaculture. In partnership with University of Florida, USDA, Harbor Branch Oceanographic Institution, Florida Atlantic University, as well as local and regional interests, St. Lucie County is dedicated to the development of sustainable agricultural practices.

     St. Lucie county has 21 miles of beaches, top-notch golf courses, great fishing and lots of family fun activities, making this area one of the country's most attractive (and affordable) destinations. St. Lucie County has approximately 46 hotels, motels and RV parks that offer visitors over 3,300 rooms and sites to choose from. In the last two years, there have been five new properties that have opened and added over 400 rooms to the inventory room count. There are seven new hotels and RV Parks that are scheduled to break ground in the very near future. Currently, St. Lucie County has 17 golf courses with several more planned for development in the near future.

     The market area is well connected to and easily accessible from other east coast communities and is served by Palm Beach International Airport, St. Lucie County International Airport, Amtrak train service, Florida's Turnpike and Interstate 95.

Competition

     Competition for deposits and loans is intense among financial institutions in Florida and particularly in areas of high population concentrations such as St. Lucie County. Our competitors include institutions, such as Riverside National Bank, Bank of America, SunTrust, First Union/Wachovia Bank, First National Bank and Trust of the Treasure Coast, Harbor Federal Savings Bank, other commercial banks, savings banks, and credit unions. Additional competition for deposits comes from government securities, money market funds, mutual fund and securities brokerage firms. Many of these competitors have substantially greater resources, higher lending limits, larger branch networks and are able to offer a broader range of products and services than we can offer.

     The primary factors in competing for deposits are interest rates, the range of financial services offered, convenience of office locations, and the flexibility of office hours. The primary factors in competing for loans include interest rates, loan fees, flexible terms, and timely loan decisions. We compete for deposits by offering a variety of deposit programs geared to our potential customers. By developing strong ties in the local community and providing a high quality of personal banking services to families, professionals, retirees, and owner-operated businesses with an emphasis on flexibility and timely responses to customer demands we believe that we can successfully compete in our market for deposits.

     With respect to loans, we have targeted small to medium-sized businesses as our customer base, as the large out-of-state financial institutions, which have acquired several local banks, continue to shift the focus of the acquired banks away from these business opportunities. First Peoples Bank also originates and sells residential loans by offering various adjustable-rate and fixed-rate mortgage loan products.

     Geographic deregulation has also had a material impact on the financial industry. Federally - chartered savings institutions have interstate banking authority. As for commercial banks, to date, all but three states have enacted some form of interstate banking legislation. The most common form of interstate

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



banking statutes have either regional limitations or reciprocity requirements. A growing number of states, however, now provide for unrestricted entry. A bank holding company is now permitted to acquire existing banks across state lines and may consolidate its interstate subsidiary banks into branches and merge with a bank in another state, depending upon state laws. Florida has removed most of the final barriers to interstate banking. See "Regulation and Supervision - Standards for Safety and Soundness - Interstate Banking."

Loan Activities

     General. Our primary business emphasis is on making commercial business, commercial real estate and consumer loans. As of December 31, 2001, the net loan portfolio totaled $32.2 million, or 77.2% of total assets. See "Management Discussion and Analysis of Financial Condition and Results of Operations - Loan Portfolio Composition."

     Loan Underwriting. Loan activities are subject to underwriting standards and loan origination procedures prescribed by the board of directors and management. Loan applications are obtained to determine the borrower's ability to repay, and the more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. Our loan policy for real estate loans generally requires that collateral be appraised by an independent, outside appraiser approved by the board of directors.

     Loans are approved at various management levels up to and including the board of directors, depending on the amount of the loan. Loan approvals are made in accordance with delegated authority approved by the board of directors. Generally loans less than $50,000 are approved by certain authorized officers. The President has individual loan authority up to $100,000. Loans in excess of $100,000 but less that $250,000 are approved by our officer's loan committee. Loans of over $250,000 or more require approval by the board of directors.

     General Loan Policies. For real estate loans our policy is to have a valid mortgage lien on real estate securing a loan and to obtain a title insurance policy, which insures the validity and priority of the lien. Borrowers must also obtain hazard insurance policies prior to closing, and when the property is in a flood prone area, flood insurance is required. Most real estate loans also require the borrower to advance funds on a monthly basis, together with each payment of principal and interest, to a mortgage escrow account from which disbursements are made for items such as real estate taxes and property insurance.

     FPB Bancorp is permitted to lend up to 100% of the appraised value of the real property securing a mortgage loan. However, if the amount of a conventional, residential loan (including a construction loan or a combination construction and permanent loan) originated or refinanced exceeds 80% of the appraised value or of the purchase price, whichever is less, FPB Bancorp is required by federal regulations to obtain private mortgage insurance on that portion of the principal amount of the loan that exceeds 80% of the value of the property. FPB Bancorp will originate single-family residential mortgage loans with up to a 90% loan-to-value ratio if the required private mortgage insurance is obtained. Loans over 90% loan-to-value ratio are limited to special community support programs or one of the FHA, VA, or Farmers Home Administration ("FmHA") guarantee or insurance programs. The loan-to-value ratio on a home secured by a junior lien generally does not exceed 85%, including the amount of the first mortgage on the collateral. With respect to home loans granted for construction or combination construction/permanent financing, FPB Bancorp will lend up to 80% of the appraised value of the property on an "as completed" basis. The loan-to-value ratio on multi-family residential and commercial real estate loans is generally limited to 75% of value. Consumer loans are considered to be loans to natural persons for personal, family or household purposes, and these loans may be unsecured, secured by personal property or secured by liens on real estate which, when aggregated with prior liens, equals or exceeds the appraised value of the collateral property.

     The maximum amount which FPB Bancorp could have loaned to one borrower and the borrower's related entities as of December 31, 2001, was approximately $1.0 million so long as the unsecured portion does not exceed $600,000. See "Regulation and Supervision."

     Interest rates charged on loans are affected principally by competitive factors, the demand for such loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and government budgetary matters.

     Commercial Real Estate Loans. Commercial real estate loans are secured primarily by office, medical and retail business properties located in St. Lucie and Martin counties. These types of loans amounted to $11.2 million or 34.4% of the total loan portfolio as of December 31, 2001. Commercial real estate loans may be amortized for up to 25 years, but frequently mature in three to six years. FPB Bancorp generally does not offer fixed-rate commercial real estate or multi-family real estate loans.

     Commercial and multi-family real estate loans are originated with a loan-to-value ratio generally not exceeding 75%. Loans secured by this type of collateral will continue to be a part of FPB Bancorp's future loan program. Commercial and multi-family real estate loans are generally larger and involve a greater degree of risk than residential mortgage loans. Because payments on loans secured by commercial property depend to a large degree on results of operations and management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. At December 31, 2001, the largest commercial real estate loan was approximately $900,000 secured by commercial real estate located in St. Lucie County, Florida. The largest multi-family real estate loan was 676,000. It is secured by 20 condo units located in Riviera Beach, Florida. Both loans are current.

     Commercial Loans. Commercial loans are business loans that are not secured by real estate and are dependent on business cash flows for repayment. At December 31, 2001, the largest commercial loan was approximately $380,000 secured by an assignment of insurance commissions receivable. While FPB Bancorp has made Small Business Administration loans, we generally will underwrite commercial loans for our own portfolio utilizing other sources of collateral and a maximum of 70% loan to value. As of December 31, 2001, FPB Bancorp had $11.7 million in commercial loans, which was 35.8% of the total loan portfolio.

     Residential Loans. FPB Bancorp currently originates fixed-rate residential mortgage loans and ARM loans for terms of up to 30 years. As of December 31, 2001, $1.2 million or 3.8% of the total loan portfolio consisted of one-to-four family residential real estate loans. As of such date, approximately $629,000, or 52% of these loans were ARM loans.

     The residential ARM loans currently being offered have interest rates that are fixed for a period of one, three or five years and then after the initial period the interest rate is adjusted annually based upon an index such as the yield on treasury securities adjusted to a one-year maturity, plus a margin. Most of FPB Bancorp's ARM loans limit the amount of any increase or decrease in the interest rate at each adjustment and over the life of the loan. Typical limitations are 2% for each adjustment with a limit of 6% over the life of the loan. FPB Bancorp may offer ARM loans with different annual and life-of-loan interest change limits, shorter or longer adjustment periods and different base indices as may be appropriate to meet market demands, portfolio needs, and FPB Bancorp's interest-rate risk management goals. While the initial rate on ARM loans may be below a fully indexed rate, the loan is always underwritten based on the borrower's ability to pay at the interest rate which would be in effect after adjustment of the loan. Some ARM loans include features that allow the borrower, under special conditions, to convert the loan to a fixed rate at the then prevailing market rates.

     ARM loans reduce the risks to FPB Bancorp of changes in interest rates, but involve other risk because as interest rates increase, the borrower's required payments increase, thus increasing the potential for default. Marketability of real estate loans is also affected by the level of interest rates.

     FPB Bancorp's fixed rate home loans are originated for 30-year amortization terms. Borrowers requesting a term of 15 years or less are usually granted an interest rate slightly lower than is offered for a 30-year amortizing loan. These loans are originated in compliance with documentation and underwriting standards which permit their sale in the secondary market to institutional investors such as Fannie Mae. Fixed-rate home loans include a "Due on Sale" clause, which provides FPB Bancorp with the contractual right to declare the loan immediately due and payable in the event the borrower transfers ownership of the property without FPB Bancorp's consent. The "Due on Sale" provision is generally enforced. FPB Bancorp sells all fixed rate, 30-year home loans in the secondary market. No such loans are held in FPB Bancorp's loan portfolio.

     Consumer Loans. FPB Bancorp makes various types of consumer loans, including automobile and boat loans, but primarily home equity loans. Consumer loans are originated in order to provide a range of financial services to customers and to create stronger ties to its customers and because the shorter term and normally higher interest rates on such loans help maintain a profitable spread between FPB Bancorp's average loan yield and its cost of funds. The terms of consumer loans generally range from one to five years. Underwriting standards for consumer loans include an assessment of the applicant's repayment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. Consumer loans generally involve more credit risks than mortgage loans because of the type and nature of the collateral or absence of collateral. Consumer loan repayments are dependent on the borrower's continuing financial stability, and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. FPB Bancorp's belief is that the yields earned on consumer loans are commensurate with the credit risk associated with such loans and, therefore, we intend to continue to increase our investment in these types of loans. As of December 31, 2001, consumer loans amounted to $8.5 million, or 26.0% of the total loan portfolio.

     Income from Loan Activities. Fees are earned in connection with loan commitments and originations, loan modifications, late payments, changes of property ownership and for miscellaneous services related to loans. Income from these activities varies from period to period with the volume and type of loans originated, sold and purchased, which in turn is dependent upon prevailing interest rates and their effect on the demand for loans in FPB Bancorp's primary service area.

     Loan fees typically are charged at the time of loan origination and may be a flat fee or a percentage of the amount of the loan. Under current accounting standards the total amount of such fees cannot typically be recognized as income immediately, rather a portion of the fees are deferred and taken into income over the contractual life of the loan, using a level yield method. If a loan is prepaid or refinanced, all remaining deferred fees with respect to such loan are taken into income at that time.

     Nonperforming Loans and Real Estate Owned. When a borrower fails to make a required payment on a loan, our loan officers attempt to collect the payment by contacting the borrower. If a payment on a loan has not been received by the end of a grace period (usually 10 days from the payment due date), notices are sent at that time, with follow-up contacts made thereafter. In most cases, delinquencies are cured promptly. If the delinquency exceeds 29 days and is not cured through normal collection procedures, more formal measures are instituted to remedy the default, including the commencement of foreclosure proceedings. We will then attempt to negotiate with the delinquent borrower to establish a satisfactory payment schedule.

     A loan is generally placed on nonaccrual status and ceases accruing interest when loan payment performance is deemed unsatisfactory. All loans past due 90 days, however, are placed on nonaccrual status, unless the loan is both well collateralized and in the process of collection. Cash payments received while a loan is classified as nonaccrual are recorded as a reduction of principal as long as doubt exists as to collection.

     If foreclosure is required, when completed, the property is sold at a public auction in which FPB Bancorp will generally participate as a bidder. If we are the successful bidder, the acquired real estate property is then included in the other real estate owned "OREO" account until it is sold. We are permitted under federal regulations to finance sales of real estate owned by "loans to facilitate," which may involve more favorable interest rates and terms than generally would be granted under normal underwriting guidelines.

     At December 31, 2001, we had no nonaccruing loans, no accruing loans which were contractually past due 90 days or more, no troubled debt restructuring, and no other real estate owned.

Asset Classification

     Commercial banks are required to review and when appropriate classify their assets on a regular basis. FDIC and state banking examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: "substandard", "doubtful" and "loss". Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowance for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not warrant classification in one of the aforementioned categories, but possess weaknesses, are classified as special mention and are closely monitored. At December 31, 2001, FPB Bancorp had no loans classified as substandard, doubtful, or loss.

Provision for Losses on Loans

     The provision for loan losses is established through a provision for loan losses charged against income. Loans are charged against the provision when we believe that the collectibility of the principal is unlikely. The provision is an estimated amount that we believe will be adequate to absorb losses inherent in the loan portfolio based on evaluations of its collectibility. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, specific problem loans and commitments, and current anticipated economic conditions that may affect the borrower's ability to pay. While we use our best information available to recognize losses on loans, future additions to the provision may be necessary based on changes in economic conditions. At December 31, 2001, FPB Bancorp had a total allowance for loan losses of $359,000 representing 1.10% of total loans. See "Management Discussion and Analysis of Financial Condition and Results of Operations - Credit Risk" for the table showing FPB Bancorp's provision for loan losses.

Personnel

     As of December 31, 2001, we had 17 full-time employees and 7 part-time employees. The employees are not represented by any collective bargaining group. We believe our relations with our employees to be good.

     Employees are covered by a comprehensive employee benefit program which provides for, among other benefits, hospitalization and major medical insurance, long-term disability insurance, life insurance, and education assistance. Such employee benefits are considered by management to be generally competitive with employee benefits provided by other major employers in our geographic market area.

Legal Proceedings

     There are no pending legal proceedings to which FPB Bancorp is a party or to which any of our properties are subject which are not in the ordinary course of business.

Properties

     The following table sets forth information with respect to First People' offices as of December 31, 2001:

                                                                                   Net Book Value
                                   Year Facility            Facility                of Leasehold
 Location                             Opened                 Status                 Improvements
 --------                             ------                 ------                 ------------
Main Office
1301 S.E. Port St.                     1999                  Leased                   $80,785
Lucie Boulevard
Port St. Lucie, Florida


                           REGULATION AND SUPERVISION

General

     FPB Bancorp is subject to an extensive body of state and federal banking laws and regulations which impose specific requirements and restrictions on virtually all aspects of our operations. We are also affected by government monetary policy and by regulatory measures affecting the banking industry in general. The actions of the Federal Reserve affect the money supply, and in general, the lending abilities of banks by increasing or decreasing the costs and availability of funds to the banks. Additionally, the Federal Reserve regulates the availability of bank credit in order to combat recession and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on bank borrowings, and changes in the reserve requirements against bank deposits.

     The following is a brief summary of some of the statutes, rules and regulations which affect our operations. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to our business. Any change in applicable laws or regulations may have a material adverse effect on the business and prospects of our subsidiary bank.

FPB Bancorp

     FPB Bancorp is a bank holding company within the meaning of the Federal Bank Holding Company Act of 1956. As such, we are required to file annual reports and other information regarding our business operations and those of our subsidiaries. We are also subject to the supervision of, and to periodic inspections by, the Federal Reserve.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

         o    acquiring all or substantially all of the assets of a bank;
         o acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank; or
         o    merging or consolidating with another bank holding company.

     Except as authorized by the Gramm-Leach-Bliley Act of 1999, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in any business other than the business of banking or managing and controlling banks. Some of the activities the Federal Reserve has determined by regulation to be proper incidents to the business of banking, and thus permissible for bank holding companies, include:

         o    making or servicing loans and certain types of leases;

         o    engaging in certain insurance and discount brokerage activities;

         o    performing certain data processing services;

         o acting in certain circumstances as a fiduciary or investment or financial advisor;

         o    owning savings associations; and

         o making investments in corporations or projects designed primarily to promote community welfare.

     Generally, bank holding companies are required to obtain prior approval of the Federal Reserve to engage in any new activity not previously approved by the Federal Reserve. Despite prior approval, the Federal Reserve may order a bank holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when the Federal Reserve has reasonable cause to believe that the holding company's continued ownership, activity or control constitutes a serious risk to the financial safety, soundness or stability of any of its bank subsidiaries.

     The Bank Holding Company Act and the Federal Change in Bank Control Act, together with regulations promulgated by the Federal Reserve, require that, depending on the particular circumstances, either the Federal Reserve's approval must be obtained or notice must be furnished to the Federal Reserve and not disapproved prior to any person or company acquiring control of a bank holding company, such as FPB Bancorp, subject to certain exemptions. Control is conclusively presumed to exist when an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction.

     The Federal Reserve, pursuant to regulation and published policy statements, has maintained that a bank holding company must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve's policy, we may be required to provide financial support to one of our subsidiary banks at a time when, absent such Federal Reserve policy, it might not be deemed advisable to provide such assistance. Under the Bank Holding Company Act, the Federal Reserve may also require a bank holding company to terminate any activity or relinquish control of a non-bank subsidiary, other than a non-bank subsidiary of a bank, upon the Federal Reserve's determination that the activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

First Peoples Bank

     As a state chartered bank we are subject to the supervision of the Florida Department of Banking and Finance and the FDIC. Our deposits are insured by the FDIC for a maximum of $100,000 per depositor. For this protection we must pay a semi-annual statutory assessment and comply with the rules and regulations of the FDIC. Areas regulated and monitored by the bank regulatory authorities include:

         o   security devices and procedures;
         o   adequacy of capitalization and loss reserves;
         o   loans;
         o   investments;
         o   borrowings;
         o   deposits;
         o   mergers;
         o   issuances of securities;
         o   payment of dividends;
         o   interest rates payable on deposits;
         o   interest rates or fees chargeable on loans;
         o   establishment of branches;
         o   corporate reorganizations;
         o   maintenance of books and records; and
         o adequacy of staff training to carry out safe lending and deposit gathering practices.

     In addition, subsidiary banks are generally prohibited from engaging in tie-in arrangements in connection with any extension of credit, or the offer of any property or service. Banks are also subject to requirements regarding the eligibility and qualifications of their officers and directors.

Capital Adequacy Requirements

     Banks are subject to regulatory capital requirements imposed by the Federal Reserve and the FDIC. Until a bank and its holding company's assets reach $150 million, the capital adequacy guidelines issued by the Federal Reserve are applied to bank holding companies on a non- consolidated basis. The FDIC's risk-based capital guidelines apply directly to insured state banks, such as First Peoples, regardless of whether they are subsidiaries of a bank holding company. The FDIC requirements provide that banking organizations must have capital (as defined in the rules) equivalent to 10% of risk-weighted assets. The risk weights assigned to assets are based primarily on credit risks. Depending upon the riskiness of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets.

     The FDIC has adopted minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of banks and bank holding companies. The guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholder's equity, less goodwill and other adjustments. Tier 2 capital consists of mandatory convertible, subordinated, and other qualifying term debt, preferred stock not qualifying for Tier 1, and a limited amount of allowance for credit losses, up to a designated percentage of risk-weighted assets. Under these guidelines, financial institutions must maintain a specified minimum ratio of "qualifying" capital to risk-weighted assets. At least 50% of an institution's qualifying capital must be "core" or "Tier 1" capital, and the balance may be "supplementary" or "Tier 2" capital. The guidelines imposed on the banks include a minimum leverage ratio standard of capital adequacy. The leverage standard requires top-rated institutions to maintain a minimum Tier 1 capital to assets ratio of 4%, with institutions receiving less than the highest rating required to maintain a ratio of 6% or greater, based upon their particular circumstances and risk profiles.

     Federal bank regulatory authorities have adopted regulations revising the risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the regulations, when evaluating a bank's capital adequacy, the revised capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts.

     The foregoing capital guidelines could affect our bank in several ways. If it grows rapidly, the capital base may become insufficient to support continued growth, making an additional capital infusion necessary. The capital guidelines could also impact the ability of our bank to pay dividends. It is expected that the capital levels of our subsidiary bank will initially be more than adequate. Rapid growth, poor loan portfolio performance or poor earnings performance, or a combination of these factors, could change their capital position in a relatively short period of time. Failure to meet these capital requirements would require our subsidiary bank to develop and file with the appropriate bank regulatory authorities a plan describing the means and a schedule for achieving the minimum capital requirements. In addition, we would not be able to receive regulatory approval of any application that required consideration of capital adequacy, such as a branch or merger application, unless we could demonstrate a reasonable plan to meet the capital requirement within an acceptable period of time.

Dividends

     Our ability to pay cash dividends will depend almost entirely upon the amount of dividends that First Peoples is permitted to pay by statutes or regulations. Additionally, the Florida Business Corporation Act provides that FPB Bancorp may only pay dividends if the dividend payment would not render us insolvent or unable to meet our obligations as they come due.

     As a state-chartered bank, First Peoples is subject to regulatory restrictions on the payment of dividends, including a prohibition of payment of dividends from the banks' capital under certain circumstances without the prior approval of the Florida Department of Banking and Finance and the FDIC. Except with the prior approval of the Florida Department of Banking and Finance, all dividends of any Florida bank must be paid out of retained net profits from the current period and the previous two years, after deducting expenses, including losses and bad debts. In addition, a state- chartered bank in Florida is required to transfer at least 20% of its net income to surplus until their surplus equals the amount of paid-in capital.

Other Laws

     State usury laws and federal laws concerning interest rates limit the amount of interest and various other charges collected or contracted by a bank. Our loans will also be subject to federal laws applicable to credit transactions, such as the:

         o Federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers;

         o Community Reinvestment Act requiring financial institutions to meet their obligations to provide for the total credit needs of the communities they serve, including investing their assets in loans to low and moderate-income borrowers;

         o Home Mortgage Disclosure Act requiring financial institutions to provide information to enable public officials to determine whether a financial institution is fulfilling its obligations to meet the housing needs of the community it serves;

         o Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibitive factors in extending credit;

         o Fair Credit Reporting Act governing the manner in which consumer debts may be collected by collection agencies; and

         o the rules and regulations of various federal agencies charged with the responsibility of implementing such federal laws.

Our deposit operations are also subject to the:

         o Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

         o Electronic Funds Transfer Act and Regulation E, which govern automatic deposits to, and withdrawals from, deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Interstate Banking and Branching

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, eligible bank holding companies in any state are permitted, with Federal Reserve approval, to acquire banking organizations in any other state. As such, all regional compacts and substantially all then-existing regional limitations on interstate acquisitions of banking organizations have been eliminated. The Interstate Banking and Branching Efficiency Act also removed substantially all of the then-existing prohibitions on interstate branching by banks. The authority of a bank to establish and operate branches within a state continues to be subject to applicable state branching laws.

     Subject to these laws, a bank operating in any state may now establish one or more branches within any other state without the establishment of a separate banking structure within the other state through the merger with an existing bank in that state. Under current Florida law, our banks are permitted to establish branch offices throughout Florida with the prior approval of the Florida Department of Banking and Finance and the FDIC. In addition, with prior regulatory approval, we would be able to acquire existing banking operations in other states. Although the Interstate Banking and Branching Efficiency Act has the potential to increase the number of competitors in the respective market areas of our bank, we cannot predict the actual impact of such legislation on the competitive position of our operations.

Financial Modernization

     The recently enacted Gramm-Leach-Bliley Act of 1999 sought to achieve significant modernization of the federal bank regulatory framework by allowing the consolidation of banking institutions with other types of financial services firms, subject to various restrictions and requirements. In general, the Gramm-Leach-Bliley Act repealed most of the federal statutory barriers which separated commercial banking firms from insurance and securities firms and authorized the consolidation of such firms in a "financial services holding company". We have no immediate plans to utilize the structural options created by the Gramm-Leach-Bliley Act, but we may develop such plans in the future. In the meantime, we do and will provide our customers with a broad range of financial products and services, including various insurance products and securities brokerage services, through cooperative arrangements with certain third-party vendors.

Restriction on the Acquisition of Stock

     State and federal laws restrict the amount of voting stock of a bank that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank by tender offer or similar means than it might be to acquire control of another type of corporation. Consequently, shareholders of FPB Bancorp are less likely to benefit from the rapid increases in stock price that often result from tender offers or similar efforts to acquire control of other companies.

     Pursuant to Florida law, no person or group of persons may, directly or indirectly or acting by or through one or more persons, purchase or acquire a controlling interest in any bank which would result in the change in control of that bank unless the Florida Department first shall have approved the proposed acquisition. A person or group will be deemed to have acquired "control" of a bank if he, she, or it, directly or indirectly or, acting through one or more other persons:

         o owns, controls or has power to vote 25% or more of any class of voting securities of the bank;

         o controls in any manner the election of a majority of the directors of the bank; or

         o exercises a controlling influence over the management or policies of the bank (as otherwise determined by the Florida Department).

     The law creates a rebuttable presumption of control if a person or group acquires 10% or more of a bank's voting stock.

Anti-takeover Provisions

     General - The Florida Business Corporation Act contains provisions designed to enhance the ability of our board of directors to respond to attempts to acquire control of a Florida Corporation such as FPB Bancorp. These provisions may discourage takeover attempts which have not been approved by the board of directors. This could include takeover attempts that some shareholders would deem to be in their best interest. These provisions may:

         o adversely affect the price that a potential purchaser would be willing to pay for our common stock.

         o deprive you of the opportunity to obtain a takeover premium for your shares.

         o    make the removal of incumbent management more difficult.

         o enable a minority of our directors and the holders of a minority of our outstanding voting stock to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transaction may be favorable to the interests of shareholders.

         o    potentially adversely affect the market price of the common stock.

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



The following summarizes some of the anti-takeover provisions contained in the Florida Business Corporation Act.

     Staggered Terms for Directors - Florida law permits and our articles of incorporation provide that directors shall be elected to three-year terms with terms divided into three classes. The number of directors in each class shall be as nearly equal as possible. Only one class of directors is elected by the shareholders each year at our annual meeting.

     Authorized but Unissued Stock - The authorized but unissued shares of our common stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

     Evaluation of Acquisition Proposals - The Florida Business Corporation Act expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the assets of FPB Bancorp, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of FPB Bancorp and its subsidiaries, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our board of directors believes that these provisions are in the long-term best interests of FPB Bancorp and our shareholders.

     Control Share Acquisitions - FPB Bancorp is subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation's disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are:

         o acquisitions of shares possessing one-fifth or more but less than one-third of all voting power;

         o acquisitions of shares possessing one-third or more but less than a majority of all voting power; or

         o acquisitions of shares possessing a majority of more of all voting power.

     Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a

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



corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

     Transactions with Interested Shareholders - FPB Bancorp is subject to the Florida affiliated transactions statute which generally requires approval by the disinterested directors or super-majority approval by shareholders for certain specified transactions between a corporation and a holder, or its affiliates, of more than 10% of the outstanding shares of the corporation. These provisions could prohibit, discourage or delay the accomplishment of mergers or other takeover or change in control attempts to acquire FPB Bancorp.

     Loans to One Borrower. Florida law generally allows a state bank such as First Peoples to extend credit to any one borrower in an amount up to 25% of its capital accounts, which are defined as unimpaired capital, surplus and undivided profits, provided that the unsecured portion may not exceed 15% of the capital accounts of the bank. Based upon First Peoples' capital, the maximum loan First Peoples is permitted to make is approximately $1.03 million, provided the unsecured portion does not exceed approximately $617,000. The law permits exemptions for loans collateralized by accounts maintained with First Peoples and for loans guaranteed by the Small Business Administration, the Federal Housing Administration and the Veterans Administration.

     Payment of Dividends. A Florida chartered commercial bank may not pay cash dividends that would cause the bank's capital to fall below the minimum amount required by federal or Florida law. Otherwise, a Florida commercial bank may pay a dividend out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as described below. Twenty percent of the net profits in the preceding two year period may not be paid in dividends, but must be retained to increase capital surplus until such surplus equals the amount of common and preferred stock issued and outstanding. In addition, no bank may pay a dividend at any time that net income in the current year when combined with retained net income from the preceding two years produces a loss. FPB Bancorp's primary source of income is from First Peoples. FPB Bancorp's ability to pay dividends will be limited to First Peoples' performance. The ability of First Peoples to pay dividends depends in part on the FDIC capital requirements in effect at such time and of its ability to comply with such requirements. See "Dividends."

The Federal Reserve System

     Federal Reserve regulations require banks to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $44.3 million or less (subject to adjustment by the Federal Reserve) plus 10% (subject to adjustment by the Federal Reserve between 8% and 14%) against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances (subject to adjustments by the Federal Reserve) are exempted from the reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, interest-earning assets of FPB Bancorp are reduced.


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



Effect of Governmental Monetary Policies

     The earnings of FPB Bancorp are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve monetary policies have had, and will likely continue to have, an important impact on the operating results of financial institutions through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve have major effects upon the levels of loans, investments and deposits through its open market operations in United States Government securities and through its regulation of the discount rate on borrowings of member banks and the reserve requirement against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.


                                   MANAGEMENT

Directors and Executive Officers

     The board of directors of FPB Bancorp is elected annually. The following sets forth information regarding our directors and executive officers:

Directors

PICTURE

                                         James  L.  Autin,  M.D.,  age 49,  is a
                                         director   of  FPB  Bancorp  and  First
                                         Peoples.   Dr.  Autin   graduated  with
                                         honors from Tulane  University in 1974,
                                         receiving  a Bachelor of Arts degree in
                                         music  history and theory.  He received
                                         his  Doctor  of  Medicine  degree  from
                                         Louisiana  State   University   Medical
                                         Center  in New  Orleans  in 1978,  then
                                         underwent  surgical  specialty training
                                         in otolaryngology/head and neck surgery
                                         at St. Louis University  Hospitals.  In
                                         1984,  Dr. Autin  initiated his private
                                         practice  in St.  Lucie  County.  He is
                                         Board  Certified  in  two  specialties,
                                         facial   plastic   and   reconstructive
                                         surgery  and   otolaryngology/head  and
                                         neck   surgery.   He   served   on  the
                                         Community  Advisory  Board  of Port St.
                                         Lucie National Bank from 1994 to 1997.


PICTURE John R. Baker, Sr., age 52, is a director and Vice Chairman of FPB Bancorp and First Peoples. Mr. Baker graduated from the University of Georgia with a Bachelors of Business Administration in Real Estate. He moved to Stuart, Florida in 1981 and assumed the position of Vice President, General Manager of Bessemer Properties,
                                         Incorporated.   Prior  to   moving   to
                                         Stuart, Mr. Baker served as Director of
                                         Residential   Sales  for   Bessemer  in
                                         Atlanta,  Georgia,  where he began  his
                                         real estate  career in 1975.  Mr. Baker
                                         is a former director of Barnett Bank of
                                         Martin County and is past  President of
                                         Treasure Coast Builders Association and
                                         Florida Home Builders  Association.  He
                                         also  served as  Chairman  of Housing &
                                         Finance  Authority in Martin County and
                                         the Martin  County  Affordable  Housing
                                         Task  Force.  Mr.  Baker  lives in Vero
                                         Beach  and has  been  active  in  youth
                                         sports   in   Martin   County   and  is
                                         currently  a coach  for  the  Sebastian
                                         Soccer Association. He is employed with
                                         the  Laurel  Corporation  in Vero Beach
                                         and is  involved in all aspects of real
                                         estate.

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




PICTURE Gary A. Berger, age 51, is a director and Chairman of FPB Bancorp and First Peoples. Mr. Berger is President of the accounting firm of Berger, Toombs, Elam & Frank, CPA. He is a graduate of Michigan State University and has been a certified public accountant since 1975. Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. He is also a past Treasurer of the United Way, past President of the St. Lucie Economic Development Council and past President of the Rotary Club of Ft. Pierce.



PICTURE Donald J. Cuozzo, age 48, is a director of FPB Bancorp and First Peoples. Mr. Cuozzo received a Bachelor of Science degree in Environmental Technology from Florida Institute of Technology in 1979. He began his work career in the public sector with the Martin County
                                         Growth  Management   Department  before
                                         leaving  to  work  as  a  regional  and
                                         national  development  coordinator.  In
                                         that  role,  he  was   instrumental  in
                                         obtaining  approval of the Martin Downs
                                         DRI amendment and in  coordinating  the
                                         acquisition and development of a number
                                         of  large  residential  communities  in
                                         Palm  Beach  and  Martin  County.   Mr.
                                         Cuozzo also served as a principal  with
                                         a  large   Palm  Beach   County   based
                                         engineering   firm   where  he   gained
                                         extensive  experience  in the  area  of
                                         project management and coordination. In
                                         1993,  he  co-founded   Houston  Cuozzo
                                         Group  ("HCG")  to  provide   planning,
                                         design    and    government    oriented
                                         strategic  planning service for private
                                         and  public  sector  clients  in  South
                                         Florida.  Mr.  Cuozzo  has more than 20
                                         years  of   experience   planning   and
                                         implementing numerous land developments
                                         throughout the region and has worked in
                                         nearly  all  facets  of  community  and
                                         project  development.  Mr.  Cuozzo is a
                                         founding  member of the  Martin  County
                                         Business Board, a graduate of the first
                                         class of Martin County Leadership 91/92
                                         and a  recipient  of the 1991  Industry
                                         Appreciation   Award  for   Outstanding
                                         Contribution to the Community.  He is a
                                         past  Second  Vice   President  of  the
                                         Treasure  Coast  Builders  Association.
                                         Mr.  Cuozzo was  recently  appointed to
                                         the Treasure  Coast  Regional  Planning
                                         Council by Governor Jeb Bush.



PICTURE Ann L. Decker, age 50, is a director of FPB Bancorp and First Peoples. Ms. Decker was born in Chicago, Illinois and has a Bachelors of Science in Professional Business Management from Barry University in Miami, Florida. She presently serves as District Manager for U.S. Congressman Mark Foley. Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990. She is also on the Board of Directors of the Visiting Nurses Association of Florida and serves as Vice President of the Port St. Lucie Republican Club and as President of the JIG Investment Club.



PICTURE Paul J. Miret, age 55, is a director of FPB Bancorp and First Peoples. Mr. Miret is presently a realtor with Re/Max 100 Riverside. Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998. He also owns and manages 23 residential rental units. From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank. Mr. Miret is also a past president of the Port St. Lucie Little League and the
                                         Port St.  Lucie  Exchange  Club,  and a
                                         past  director  of the Port  St.  Lucie
                                         Chamber of Commerce.

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




PICTURE                                  Robert  L.  Schweiger,  age  54,  is  a
                                         director   of  FPB  Bancorp  and  First
                                         Peoples. Mr. Schweiger has lived in the
                                         Port St. Lucie area since 1975,  and is
                                         presently  the Chairman and  Co-Manager
                                         of Roberdos,  LC, a trade  magazine and
                                         industrial  trade show consulting firm.
                                         He is  also  the  President  of  Redako
                                         Corporation,   a   thoroughbred   horse
                                         business.   From  1994  to  1997,   Mr.
                                         Schweiger  served as an Advisory  Board
                                         member of Port St. Lucie National Bank.
                                         Mr.  Schweiger is a board member of the
                                         Exchange Castle and Secretary and board
                                         member  of  the  Stuart  West  Property
                                         Owners' Association. He has a Bachelors
                                         of Arts in English  Literature from the
                                         American  University  of  Beirut  and a
                                         Masters of Business Administration from
                                         Florida Atlantic University.



PICTURE David W. Skiles, age 54, is a director of FPB Bancorp and First Peoples. Mr. Skiles is also the President and Chief Executive Officer of FPB Bancorp and First Peoples. Prior to joining First Peoples, he was the Vice President and Regional Manager of First United Bank from 1997 to 1998. From 1989 to 1997,
                                         Mr.  Skiles was the Vice  President and
                                         Senior   Lender   of  Port  St.   Lucie
                                         National   Bank.   Mr.   Skiles  has  a
                                         Bachelors of Science  degree from Barry
                                         University and is Vice President of the
                                         St.   Lucie   County   Chamber  and  an
                                         associate  member of the  Stuart/Martin
                                         County  Chamber.  Mr. Skiles  currently
                                         serves  as  Chairman  of the  Port  St.
                                         Lucie Area  Council  and is a member of
                                         the Port  St.  Lucie  Breakfast  Rotary
                                         Club  and the  Sertoma  Club of  Martin
                                         County.  Mr.  Skiles has also served on
                                         numerous  campaign  committees  for the
                                         United  Way of St.  Lucite  and  Martin
                                         Counties,   most  notably  as  Campaign
                                         Chairman  in Martin  County in 1985 and
                                         as   Chairman   of   the   Professional
                                         Division  in St.  Lucie  County for the
                                         2000 campaign.



PICTURE Robert L. Seeley, age 77, is a director of FPB Bancorp and First Peoples. Mr. Seeley has been in private law practice in Florida for 40 years. He currently is "of counsel" to the Stuart law firm of Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Beard, LLP. From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast. He is also a founding director and the Chairman of HCA Medical Center and a former director of the St. Lucie and Martin County Economic Development Councils. Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.



PICTURE Thomas E. Warner, age 54, is a director of FPB Bancorp and First Peoples. Mr. Warner is currently on a leave of absence from the law firm of Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Beard, LLP. Mr. Warner presently serves as Solicitor General of the State of Florida and, from 1992 to 1999, was a member of the Florida House of Representatives. Mr. Warner is also a co-owner of War-Min, Inc., NRS Land Trust and 1100 Land Trust. He received both his Bachelor of Science and Juris Doctorate degrees from the University of Florida and is active in the Palm City Presbyterian Church and the Stuart Rod and Reel Club.

PICTURE Paul A. Zinter, age 47, is a director of FPB Bancorp and First Peoples. Mr. Zinter has been a resident of Port St. Lucie for 33 years, and was a member of the second graduating class from Fort Pierce Central High School. Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate administration. Following college, he joined his family's Port St. Lucie based real estate agency, Welcome Center Real Estate, Inc., as a sales associate, later advancing to the position of
                                         sales  manager.   For  the  past  eight
                                         years,  he has been the managing broker
                                         and  Chief  Executive  Officer  of that
                                         agency. Mr. Zinter is a graduate of the
                                         Realtors  Institute,  holding Certified
                                         Residential  Specialist  and  Certified
                                         Real    Estate    Brokerage     Manager
                                         certificates.  He is past  president of
                                         the Rotary Club of Port St. Lucie, past
                                         director of the St.  Lucie County Board
                                         of  Realtors  and  past  Administrative
                                         Board  Member  of  Riverside   National
                                         Bank.


                               Executive Officers



PICTURE Nancy E. Aumack, age 53, has been the Bank's Senior Vice President and Chief Financial Officer since March 2001. She also serves as Senior Vice President and Chief Financial Officer of FPB Bancorp. Immediately prior to that, she was Senior Vice President and Chief Financial Officer of Independent Community Bank, Tequesta, Florida. In the period from 1997 to 1999, she served as Chief Financial Officer and administrative support director for the engineering firm Lindahl, Browning, Ferrari & Hellstrom, Inc., in Palm City, Florida. From 1995 to 1997, she served as Vice-President and Chief Financial Officer for Treasure Coast Bank, Stuart, Florida and from 1983 to 1995, she served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart. Ms. Aumack received her A.S. degree in financial services from Indian River Community College in 1989. She is presently a member of the American Heart Association Walk Committee and the WPSL Christmas Kids Committee.



PICTURE Stephen Krumfolz, age 51, has been Vice President and Senior Lending Officer of First Peoples since July 1999, and was promoted to Senior Vice President in 2001. He also serves as Senior Vice President and Senior Lender of FPB Bancorp. Prior to joining the Bank, he was Vice President and SBA Lending Manager for Riverside National Bank, from January 1998 through June 1999. He served as Vice President and Commercial Lending Officer for Port St. Lucie National Bank from 1994 through 1997, and completed all phases of Barnett Bank's Management Training Program during his employment from 1989 through 1994. Mr. Krumfolz received an Associates Degree in Banking through the American Institute of Banking and Indian River Community College in 1991, as well as a Core Credit School Certificate form Barnett Bank in 1992. He is an active member of the Port St. Lucie Breakfast Rotary Club and Treasure Coast Business On The Green.

PICTURE Marge Riley, age 53, is the Bank's and FPB Bancorp's Senior Vice President and Chief Operations Officer. She also serves as the Bank's Security Officer, Compliance Officer, Bank Secrecy Act Officer and Community Reinvestment Act Officer. Prior to joining the Bank in 1998, Ms. Riley was the Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1998. From 1990 to 1997, she served as Assistant Vice President - Loan Administrator for Port St. Lucie National Bank. Ms. Riley has Associate Degrees in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin. She is presently Treasurer of the Port St. Lucie Business Women, Board Secretary for the Deaf Services Center, and a member of the Port St. Lucie Women on Wall Street.

                             Executive Compensation

     The following table sets forth for the years ended December 31, 2001, 2000 and 1999 cash compensation paid to the President and Chief Executive Officer. No other executive officer of FPB Bancorp earned total compensation, including salary and bonus, in excess of $100,000 per year.

                           Summary Compensation Table


                                                        Annual                          Long Term
                                                     Compensation                      Compensation
        Name and                       ----------------------------------------        ------------
                                                                 Other Annual             Stock              All Other
   Principal Position       Year       Salary      Bonus(1)     Compensation(2)         Options(3)         Compensation(4)
   ------------------       ----      -------     ---------     ---------------         ----------         ---------------
David W. Skiles             2001      97,125        3,500            4,978                   -                    -
Director, President &       2000      91,400          -              7,019                   -                    -
CEO                         1999      56,667          -              3,600                11,000                  -

----------

Note: Mr. Skiles' current salary is $100,000.

(1) Annual Cash Bonus Award - Annual incentive awards paid for results achieved during the calendar year, which were paid during the year or immediately following the years indicated.
(2) Other Annual Compensation- All additional forms of cash and non-cash compensation paid, awarded or earned which includes automobile allowances.
(3) Stock Options - Grants of stock options made under First Peoples 1998 Stock Option Plan which was assigned by FPB Bancorp in the reorganization. The present book value of FBP Bancorp common stock is less than the exercise price of Mr. Skiles option which is $10.00 per share.
(4) All Other Compensation - Compensation that does not fall under any of the aforementioned categories.





                           [Intentionally Left Blank]

Employment Contracts

     First Peoples has a renewable employment agreement with its President and Chief Executive Officer, David W. Skiles. The agreement, which became effective May 1, 1999, is for a 3 year-term. If the agreement is terminated by Mr. Skiles, under the terms of the agreement, notice of termination must be given at least 90 days prior to the date of termination. The agreement may be terminated by First Peoples without notice in the event:


         o First Peoples has received written notice from its regulators that is critical of Mr. Skiles performance and has rated First Peoples one of the two lowest Uniform ratings or has designated First Peoples as a "troubled institution"; or

         o Mr. Skiles has failed to follow reasonable written instruction or policies of the Board of Directors; or

         o    For  willful   misconduct,   willful   breach  of  duty  or  gross
              negligence; or

         o After correction of a crime involving breach of trust or moral turpitude; or

         o Mr. Skiles incapacity or inability to legally contract or his death.

     The employment agreement provides Mr. Skiles with a current base salary of $100,000 and reimbursement of reasonable business expenses. Mr. Skiles' salary may be increased by the board of directors. Mr. Skiles also receives an automobile allowance. Additionally, Mr. Skiles participates in all employee benefit plans, stock option plans, stock purchase plans, pension plans, insurance plans and other fringe benefit plans that are provided to all First Peoples employees.

     The agreement provides for termination of Mr. Skiles by First Peoples for "just cause" as defined in the agreement. If Mr. Skiles is terminated for just cause all compensation provided for under the agreement shall cease. In the event:

         o First Peoples chooses to terminate Mr. Skiles' employment for reasons other than for just cause Mr. Skiles is entitle to receive his salary and benefits for the remaining term of the agreement; or

         o Mr. Skiles terminates his or her employment following a "change in control" as defined in the agreement; then

     Mr.  Skiles is entitled to a severance  payment  equal to the total  annual
compensation   for   the   12   month   period    immediately    preceding   the
change-in-control.

Warrants

     During 1999, First Peoples granted stock warrants to two organizing shareholders to purchase 24,000 shares of First Peoples' common stock at $10.00 per share. The warrants were adopted and assumed by FPB Bancorp in the Plan of Reorganization and Share Exchange adopted by First Peoples' shareholders on October 17, 2001. The warrants expire in 2004 and can be redeemed by FPB Bancorp at any time for $.01 per share with 30 days written notice.

Stock Option Plan

     First Peoples' directors and shareholders previously approved the First Peoples Bank 1998 Stock Option Plan. The plan provided for the grant of stock options to eligible employees and to non- employee directors of First Peoples to purchase shares of First Peoples' common stock. Amendments to the plan were approved by shareholders in April, 2000. The plan was adopted and assumed by FPB Bancorp in the Plan of Reorganization and Share Exchange approved by First Peoples Bank shareholders on October 17, 2001. The purpose of the plan is to advance the interests of FPB Bancorp and its shareholders by providing eligible employees and non-employee directors of FPB Bancorp, upon whose judgment, initiative, and oversight FPB Bancorp depends, with an additional incentive to serve on the board of directors of FPB Bancorp or to serve as an employee. In addition, the purpose of this plan is to attract persons of experience, integrity, and ability to serve as non- employee directors and employees in the future. The maximum number of shares of common stock that may be issued pursuant to options granted under the plan is 97,882. Incentive stock options may be granted to full-time employees, and non-statutory (non-incentive) options can be granted to directors. As of the date of this prospectus, options to acquire 91,930 shares have been granted under the plan. It is the intention of the board of directors to amend the plan so that the number of shares available for grant following the offering will equal approximately 15% of the total number of shares then outstanding. The amendment will require shareholder approval.

     Stock options may be granted for a maximum term of ten years from the date of the grant, unless the grant is to a person who owns more than 10% of the outstanding shares, in which case the grant cannot exceed a term of five years. Options will be granted at an exercise price determined at the time of issuance to be the "fair market value" of the underlying common stock on the date the stock option was granted.

401(k) Retirement and Profit Sharing Plan

     First Peoples sponsors a Section 401(k) retirement and profit sharing plan. The plan is available to all employees including officers who elect to participate after meeting certain age requirements. The contributions are discretionary and are determined annually. FPB Bancorp, did not make a contribution to the plan during 2001.

Director Compensation

     Currently First Peoples directors receive no compensation for regular or special board meetings or committee meetings. The directors agreed to serve without compensation for the first 3 years. Compensation of $100 for each board meeting attended ($125 for the Chairman) and $50 for each committee meeting attended has been authorized to commence in April 2002.

                              CERTAIN TRANSACTIONS

     Certain directors, executive officers and their immediate family members are also customers of First Peoples, and it is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between FPB Bancorp, First Peoples and its directors, executive officers and their immediate family members, and any principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, loans to directors, executive officers and their immediate family members represented approximately $1.2 million, or approximately 3.8% of the total loan portfolio, all of which are current and performing.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Shareholders

     As of the date of this prospectus there are no persons or apparent groups of persons, other than officers or directors of FPB Bancorp known by management to beneficially own 5% or more of the outstanding shares of FPB Bancorp's common stock.

Directors and Executive Officers

     The following table indicates certain information regarding the current beneficial ownership of common stock by each of FPB Bancorp's directors and executive officers, all of the directors and executive officers as a group, and all persons who own beneficially more than 5% of the common stock of FPB Bancorp. It is anticipated that 80,000 shares of the offering will be purchased by directors and executive officers and that 2,500 shares will be purchased by FPB Bancorp employees, but there has been no formal commitment to purchase shares as of the date of this prospectus. Ultimate purchases by these persons may be more or less than indicated depending upon individual circumstances.







                            [Table follows this page]




                                                          Number                            % of
                                                         of Shares        Right to        Beneficial
Name                                                     Owned ( 4)      Acquire (5)     Ownership(11)
----------------------------------                       ----------     ------------     -------------
Nancy E. Aumack (1)                                             0          1,500              0.31%
James L. Autin, M.D.(2)                                    10,000          8,000              3.62
John R. Baker (2)                                           4,600          3,680              1.68
Gary A. Berger (2)                                          8,600          6,000              2.95
Donald J. Cuozzo (2)                                       10,000  (6)     8,000              3.62
Ann L. Decker (2)                                           5,000          4,000              1.82
Stephen Krumfolz(1)                                           229          2,000              0.45
Paul J. Miret (2)                                          10,000  (7)     8,000              3.62
Marge Riley (1)                                             1,109          1,850              0.60
Robert L. Schweiger (2)                                    26,000  (8)    20,000              9.03
Robert L. Seeley (2)                                        5,000          4,000              1.82
David W. Skiles (3)                                        10,059         11,000              4.21
Thomas E. Warner (2)                                        7,000  (9)    95,200              2.47
Paul A. Zinter (2)                                          7,100 (10)    14,800              2.41

All directors and executive officers as a group
(14 individuals)                                          104,697         88,030             38.31%
                                                          =======         ======             =====
----------------------

(1)      Bank executive officer only.
(2)      Bank director.
(3)      Bank director and executive officer.
(4) Includes shares for which the named person: o has sole voting power and investment power; o has shared voting and investment power with a spouse; or o holds in an IRA or other retirement plan.
(5)      Includes shares that may be acquired by exercising stock options.
(6)      Includes 2,730 shares owned by Mr. Cuozzo's spouse's IRA.
(7)      Includes 5,500 shares owned by Mr. Miret's spouse's IRA.
(8)      Includes 1,000 shares held in trust for Mr. Schweiger's minor children.
(9) Includes 6,500 shares owned by the Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Beard, LLP Profit Sharing Plan for which Mr. Warner serves as Trustee.
(10)     Includes 1,100 shares owned by Mr. Zinter's spouse's Keough Plan.
(11) Under the rules of the SEC, the determinations of "beneficial ownership" of our common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All amounts are determined as of December 31, 2001, when there were 489,410 shares outstanding and 91,930 shares covered under stock options for a total of 581,340.

                           DESCRIPTION OF COMMON STOCK

     FPB Bancorp has five million shares of authorized common stock, par value $0.01 per share and one million shares of authorized preferred stock . As of the date of this prospectus, 489,410 shares of common stock were issued and outstanding and there were no shares of preferred stock outstanding. Each share of common stock has the same relative rights and is identical in all respects with every other share of common stock. The holders of common stock are entitled to elect the members of the board of directors and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders such as merger or reorganization transactions, or an increase in the number of authorized shares. Holders of common stock are not entitled to cumulative voting rights. Without cumulative voting rights, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so.


     The holders of common stock are entitled to dividends and other distributions if, as, and when declared by the board of directors out of assets legally available therefor. Upon the liquidation, dissolution or winding up of FPB Bancorp, the holder of each share of common stock is entitled to share equally in the distribution of FPB Bancorp's assets. All shares of common stock outstanding are fully paid and non-assessable.

         Preferred stock rights will be determined by our board of directors at such time as the board elects to authorizes the issuance of preferred stock shares.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, FPB Bancorp will have 989,410 shares of common stock outstanding assuming the sale of all 500,000 shares offered. These shares will be freely tradeable without restriction or further registration.

     FPB Bancorp's directors and executive officers will hold in the aggregate approximately 168,000 shares of common stock, assuming intended purchases in this offering, which they would be permitted to sell in the public market following the completion of the offering.


                                  LEGAL MATTERS

     Certain legal matters, including, among other things, the validity of the shares of common stock offered hereby, have been passed upon by Igler & Dougherty, P.A., Tallahassee, Florida, counsel to FPB Bancorp.

                                     EXPERTS

     The financial statements of FPB Bancorp as of December 31, 2001 and 2000 and in the years then ended, have been included herein in reliance upon the report of Hacker, Johnson & Smith, P.A., Ft. Lauderdale, Florida, independent auditors, appearing elsewhere herein and upon the authority of this firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     FPB Bancorp has filed a registration statement on Form SB-2 with the SEC to register the common stock that will be issued in the offering. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits.

     You may read and copy our registration statement, and any reports and other information which we may file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. You may also call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants such as FPB Bancorp that file electronically with the SEC. The address of this website is www.sec.gov.

     If other available information is inconsistent with information in this prospectus, including information in public files or provided by the bank regulatory agencies, such other information is superseded by the information in this prospectus. Our website can be found at www.1stpeoplesbank.com









                    [ Financial statements follow this page]

                        FPB BANCORP, INC. AND SUBSIDIARY

                   Index to Consolidated Financial Statements


                                                                           Page
                                                                           ----

Independent Auditors' Report................................................F-2

Consolidated Balance Sheets, December 31, 2001 and 2000.....................F-3

Consolidated Statements of Operations for the Years Ended
         December 31, 2001 and 2000.........................................F-4

Consolidated Statements of Stockholders' Equity for the
         Years Ended December 31, 2001 and 2000.............................F-5

Consolidated Statements of Cash Flows for the Years Ended
         December 31, 2001 and 2000.........................................F-6

Notes to Consolidated Financial Statements for the Years Ended
         December 31, 2001 and 2000 and the Years Then Ended...........F-7-F-22



     All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the Consolidated Financial Statements and related Notes.

                          Independent Auditors' Report



Board of Directors
FPB Bancorp, Inc.
Port St. Lucie, Florida:

     We have audited the accompanying consolidated balance sheets of FPB Bancorp, Inc. and Subsidiary (the "Company") at December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.





HACKER, JOHNSON & SMITH PA
Fort Lauderdale, Florida
February 4, 2002



                        FPB BANCORP, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets
                     ($ in thousands, except share amounts)

                                                                                                              At December 31,
                                                                                                              ---------------
     Assets                                                                                              2001                 2000
                                                                                                         ----                 ----
Cash and due from banks ..................................................................            $  2,095                1,494
Federal funds sold .......................................................................                 353                2,886
                                                                                                      --------             --------

              Total cash and cash equivalents ............................................               2,448                4,380

Time deposit .............................................................................                 100                  100
Securities available for sale ............................................................               4,496                6,987
Securities held to maturity ..............................................................                 983                    -
Loans, net of allowance for loan losses of  $359 and $201 ................................              32,215               17,965
Premises and equipment, net ..............................................................                 616                  366
Federal Home Loan Bank stock, at cost ....................................................                  80                   29
Accrued interest receivable ..............................................................                 211                  201
Deferred income taxes ....................................................................                 444                  418
Other assets .............................................................................                 113                   86
                                                                                                      --------             --------

              Total assets ...............................................................            $ 41,706               30,532
                                                                                                      ========             ========

    Liabilities and Stockholders' Equity

Liabilities:
    Noninterest-bearing demand deposits ..................................................               6,825                6,298
    Savings, NOW and money-market deposits ...............................................              11,256                6,775
    Time deposits ........................................................................              15,912               12,741
                                                                                                      --------             --------

              Total deposits .............................................................              33,993               25,814

    Federal funds purchased ..............................................................               1,500                    -
    Federal Home Loan Bank advance .......................................................               1,000                    -
    Notes payable ........................................................................                 342                    -
    Official checks ......................................................................                 742                  534
    Other liabilities ....................................................................                  39                   40
                                                                                                      --------             --------

              Total liabilities ..........................................................              37,616               26,388
                                                                                                      --------             --------
Commitments and contingencies (Notes 4 and 8)

Stockholders' equity:
    Preferred stock, $.01 par value; 1,000,000 shares authorized,
         no shares issued or outstanding .................................................                   -                    -
    Common stock, $.01 par value; 5,000,000 shares authorized,
         489,410 shares issued and outstanding ...........................................                   5                    5
    Additional paid-in capital ...........................................................               4,846                4,846
    Accumulated deficit ..................................................................                (761)                (712)
    Accumulated other comprehensive income ...............................................                   -                    5
                                                                                                      --------             --------

              Total stockholders' equity .................................................               4,090                4,144
                                                                                                      --------             --------

              Total liabilities and stockholders' equity .................................            $ 41,706               30,532
                                                                                                      ========             ========

See Accompanying Notes to Consolidated Financial Statements.



                        FPB BANCORP, INC. AND SUBSIDIARY

                      Consolidated Statements of Operations
                     ($ in thousands, except share amounts)
                                                                                           Year Ended December 31,
                                                                                           -----------------------
                                                                                          2001                2000
                                                                                          ----                ----
Interest income:
    Loans.......................................................................       $    2,105              1,102
    Securities..................................................................              293                474
    Other.......................................................................              121                179
                                                                                       ----------           --------

              Total interest income.............................................            2,519              1,755
                                                                                       ----------           --------

Interest expense:
    Deposits  ..................................................................            1,037                815
    Other.......................................................................                9                  -
                                                                                       ----------           --------


              Total interest expense............................................            1,046                815
                                                                                       ----------           --------

Net interest income.............................................................            1,473                940

              Provision for loan losses.........................................              202                162
                                                                                       ----------           --------

Net interest income after provision for loan losses.............................            1,271                778
                                                                                       ----------           --------

Noninterest income:
    Service charges and fees on deposit accounts................................              179                122
    Other fees..................................................................               22                 15
    Other.......................................................................               13                  4
                                                                                       ----------           --------

              Total noninterest income..........................................              214                141
                                                                                       ----------           --------

Noninterest expenses:
    Salaries and employee benefits..............................................              654                537
    Occupancy and equipment.....................................................              322                259
    Advertising.................................................................               68                 82
    Professional fees...........................................................              114                 68
    Data processing.............................................................              111                 62
    Insurance expense...........................................................               24                 28
    Supplies  ..................................................................               45                 25
    Other.......................................................................              219                221
                                                                                       ----------           --------

              Total noninterest expenses........................................            1,557              1,282
                                                                                       ----------           --------

Loss before income tax benefit..................................................              (72)              (363)

    Income tax benefit..........................................................              (23)              (136)
                                                                                       ----------           --------

Net loss .......................................................................       $      (49)             (227)
                                                                                       ==========           ========

Loss per share basic and diluted................................................       $     (.10)              (.46)
                                                                                       ==========           ========

Weighted-average number of shares, basic and diluted............................          489,410            489,410
                                                                                       ==========           ========


See Accompanying Notes to Consolidated Financial Statements.



                        FPB BANCORP, INC. AND SUBSIDIARY

                 Consolidated Statements of Stockholders' Equity

                     Years Ended December 31, 2001 and 2000
                     ($ in thousands, except share amounts)



                                                                                                     Accumulated
                                                                                                        Other
                                                                                                       Compre-
                                            Common Stock            Additional                         hensive          Total
                                        ---------------------         Paid-In     Accumulated          Income       Stockholders'
                                        Shares         Amount         Capital        Deficit           (Loss)          Equity
                                        ------         ------       -----------   --------------     -----------    -------------

Balance at December 31, 1999........    489,410         $ 5            4,846          (485)              (42)           4,324
                                                                                                                    -------------

Comprehensive income (loss):

         Net loss...................       -              -              -            (227)                -             (227)

         Net unrealized gain on
             securities available
             for sale, net of
             tax of $27.............       -              -              -               -                47               47
                                                                                                                    -------------

         Comprehensive income
             (loss).................                                                                                     (180)
                                        -------        ------       -----------   --------------     -----------    -------------

Balance at December 31, 2000........    489,410           5            4,846          (712)                5            4,144
                                                                                                                    -------------

Comprehensive income (loss):

         Net loss...................       -               -             -             (49)                -              (49)

         Net unrealized gain on
             securities available
             for sale, net of
             tax of $3..............       -               -             -               -                (5)              (5)
                                                                                                                    -------------

         Comprehensive income
             (loss).................                                                                                      (54)
                                        -------        ------       -----------   --------------     -----------    -------------

Balance at December 31, 2001........    489,410        $  5            4,846          (761)                -            4,090
                                        =======        ======       ===========   ==============     ===========    =============



See Accompanying Notes to Consolidated Financial Statements.



                        FPB BANCORP, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows
                                ($ in thousands)

                                                                                                            Year Ended December 31,
                                                                                                            -----------------------
                                                                                                            2001               2000
                                                                                                            ----               ----
Cash flows from operating activities:
    Net loss ...................................................................................         $    (49)             (227)
    Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
         Depreciation ..........................................................................               92                81
         Provision for loan losses .............................................................              202               162
         Credit for deferred income taxes ......................................................              (23)             (136)
         Net amortization of loan fees .........................................................               14                34
         Net amortization of securities ........................................................              (18)               (9)
         Increase in accrued interest receivable ...............................................              (10)             (113)
         Increase in other assets ..............................................................              (27)              (34)
         Increase in official checks and other liabilities .....................................              207                20
                                                                                                         --------          --------

                  Net cash provided by (used in) operating activities ..........................              388              (222)
                                                                                                         --------          --------

Cash flows from investing activities:
    Purchase of securities available for sale ..................................................           (5,122)           (2,487)
    Purchase of securities held to maturity ....................................................           (1,004)                -
    Maturities and calls of securities available for sale ......................................            7,500                 -
    Principal payments of securities available for sale ........................................              124             2,997
    Principal payments of held to maturity securities ..........................................               20                 -
    Net increase in loans ......................................................................          (14,466)          (11,631)
    Purchase of Federal Home Loan Bank stock ...................................................              (51)                -
    Purchase of premises and equipment .........................................................             (342)              (52)
------------------------------------------------------------------------------------------------         --------          --------

                  Net cash used in investing activities ........................................          (13,341)          (11,173)
------------------------------------------------------------------------------------------------         --------          --------

Cash flows from financing activities:
    Net increase in deposits ...................................................................            8,179            14,017
                                                                                                                           --------
    Increase in other borrowings ...............................................................            1,500                 -
    Increase in Federal Home Loan Bank advance .................................................            1,000                 -
    Increase in notes payable ..................................................................              342                 -
                                                                                                         --------          --------


                  Net cash provided by financing activities ....................................           11,021            14,017
                                                                                                         --------          --------

Net (decrease) increase in cash and cash equivalents ...........................................           (1,932)            2,622

Cash and cash equivalents at beginning of period ...............................................            4,380             1,758
                                                                                                         --------          --------

Cash and cash equivalents at end of period .....................................................         $  2,448             4,380
                                                                                                         ========          ========

Supplemental disclosure of cash flow information: Cash paid during the year for:
         Interest ..............................................................................         $  1,033               807
                                                                                                         ========          ========

         Income taxes ..........................................................................         $      -                 -
                                                                                                         ========          ========
    Noncash transactions:
         Accumulated other comprehensive income (loss),
              change in unrealized gain or loss on securities
              available for sale, net of tax ...................................................         $     (5)               47
                                                                                                         ========          ========

See Accompanying Notes to Consolidated Financial Statements.

                        FPB BANCORP, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

               December 31, 2001 and 2000 and the Years Then Ended


(1)  Summary of Significant Accounting Policies
     Organization.  FPB Bancorp, Inc. (the "Holding Company") owns 100% of First
        Peoples Bank (the "Bank") (collectively referred to as the "Company"). On October 17, 2001, the Bank's stockholders approved a plan of corporate reorganization under which the Bank would become a wholly-owned subsidiary of the Holding Company. On December 3, 2001, the Holding Company became effective and all of the Bank's stockholders exchanged their common shares for shares of the Holding Company. As a result, 489,410 shares of previously issued common shares of the Bank were exchanged for 489,410 common shares of the Holding Company. The book value per share of the Bank stock is identical to the book value per share of the Holding Company stock after the exchange. The Holding Company's acquisition of the Bank has been accounted for using a method similar to a pooling of interests and, accordingly, the financial data for periods presented include the results of the Bank. The Holding Company operates as a one-bank holding company and its only business activity is the operation of the Bank.

        The Bank is a state (Florida)-chartered commercial bank and its deposits are insured by the Federal Deposit Insurance Corporation. The Bank offers a variety of community banking services to individual and corporate customers through its banking office located in Port St. Lucie, Florida.

        The following is a description of the significant accounting policies and practices followed by the Company, which conform with the accounting principles generally accepted in the United States of America and prevailing practices within the banking industry.

     Basis of Presentation. The consolidated financial statements include the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Useof  Estimates.   In  preparing   consolidated  financial  statements  in
        conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

     Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, both of which mature within ninety days.

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(1)  Summary of Significant Accounting Policies, Continued
     Securities. Securities may be classified as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in operations. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in other comprehensive income (loss). Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

     Loans. Loans management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

        Commitment fees, loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

        The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

        All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

     Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

        The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.


                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(1)  Summary of Significant Accounting Policies, Continued
     Allowance for Loan Losses, Continued. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

     Premises and Equipment. Land is stated at cost. Leasehold improvements and furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the shorter of the lease term or the estimated useful life of each type of asset. Leasehold improvements are being amortized using estimated lives of five to fifteen years. Furniture, fixtures and equipment are being depreciated using estimated lives of three to fifteen years.

     Transfer of Financial Assets. Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

     Income Taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized.


                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(1)  Summary of Significant Accounting Policies, Continued
     Stock-Based  Compensation.  Statement  of  Financial  Accounting  Standards
        (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided proforma disclosures of net loss and loss per share and other disclosures, as if the fair value based method of accounting had been applied.

     Off-Balance-Sheet  Instruments.  In the  ordinary  course of  business  the
        Company has entered into off-balance-sheet financial instruments consisting of unfunded loan commitments, available lines of credit and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

     Loss Per Share. Basic loss per share is computed on the basis of the weighted-average number of common shares outstanding. Outstanding stock options and warrants are not dilutive due to the net loss incurred by the Company.

     Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments disclosed herein:

         Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value.

         Securities. Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

         Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain fixed-rate mortgage (e.g. one-to-four family residential), commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

         Federal Home Loan Bank Stock. Fair value of the Bank's investment in Federal Home Loan Bank stock is based on its redemption value, which is its cost of $100 per share.

         Deposit Liabilities. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Accrued Interest. The carrying amounts of accrued interest approximate their fair values.

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(1)  Summary of Significant Accounting Policies, Continued
     Fair Values of Financial Instruments, Continued.

         Borrowings. The carrying amount of federal funds purchased approximate their fair values. Fair values of advances from the Federal Home Loan Bank are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowings.

         Off-Balance-Sheet Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

     Advertising. The Company expenses all media advertising as incurred.

     Comprehensive Income (Loss). Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income
        (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net loss, are components of comprehensive income (loss).

     Reclassification. Certain amounts in the 2000 financial statements have been reclassified to conform with 2001 presentation.



                        FPB BANCORP, INC. AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


(2)  Securities
     Securities have been classified according to management's intent. The carrying amount of securities and their fair values are as follows (in thousands):

                                                                                    Gross          Gross
                                                                   Amortized     Unrealized     Unrealized        Fair
                                                                      Cost          Gains         Losses         Value
                                                                      ----          -----         ------         ------
         At December 31, 2001:
           Securities available for sale:
              U.S. Government agency securities...............      $ 3,478           35             (32)         3,481
              Mortgage-backed securities......................        1,018            8             (11)         1,015
                                                                      -----          ---             ---          -----

                  Total securities available for sale.........      $ 4,496           43             (43)         4,496
                                                                      =====          ===             ===          =====

           Securities held to maturity-
              Mortgage-backed securities......................      $   983            -             (20)           963
                                                                      =====          ===             ===          =====

         At December 31, 2000:
           Securities available for sale:
              U.S. Treasury securities........................        1,998            -              (2)         1,996
              U.S. Government agency securities...............        4,981           10               -          4,991
                                                                      -----          ---             ---          -----

                  Total securities available for sale.........      $ 6,979           10              (2)         6,987
                                                                      =====          ===             ===          =====

     There were no sales of securities in 2001 or 2000.

     The scheduled maturities of securities at December 31, 2001 are as follows (in thousands):


                                                                    Available for Sale              Held to Maturity
                                                                   Amortized       Fair          Amortized         Fair
                                                                     Cost         Value            Cost           Value
                                                                   ---------      -----          ---------        -----

              U.S. Government agency securities due
                  from one to five years......................      $ 3,478        3,481               -              -
              Mortgage-backed securities......................        1,018        1,015             983            963
                                                                      -----        -----             ---            ---

                                                                    $ 4,496        4,496             983            963
                                                                      =====        =====             ===           ====

     At December 31, 2001 securities with a carrying value of $1,279,000 were pledged to the State of Florida as collateral for public funds. There were no securities pledged as collateral for public funds at December 31, 2000.


                                                                     (continued)



                        FPB BANCORP, INC. AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

(3)  Loans
     The components of loans are as follows (in thousands):

                                                                                                        At December 31,
                                                                                                        ---------------
                                                                                                2001                          2000
                                                                                                ----                          ----

Commercial ...............................................................                    $ 11,667                        6,037
Commercial real estate ...................................................                      10,231                        5,668
Construction loans .......................................................                         961                          752
Consumer .................................................................                       8,472                        5,393
Residential real estate ..................................................                       1,241                          289
                                                                                              --------                     --------

             Total loans .................................................                      32,572                       18,139

Add (deduct):
    Deferred loan fees, net ..............................................                           2                           27
    Allowance for loan losses ............................................                        (359)                        (201)
                                                                                              --------                     --------

Loans, net ...............................................................                    $ 32,215                       17,965
                                                                                              ========                     ========

     An analysis of the change in the allowance for loan losses follows (in thousands):

                                                                                                   2001                        2000
                                                                                                   ----                        ----

Beginning balance ..........................................................                      $ 201                          60
Provision for loan losses ..................................................                        202                         162
Charge-offs ................................................................                        (44)                        (21)
Recoveries .................................................................                          -                           -
                                                                                                  -----                       -----

Ending balance .............................................................                      $ 359                         201
                                                                                                  =====                       =====

     The Company had no impaired loans in 2001 or 2000.

(4)  Premises and Equipment
     A summary of premises and equipment follows (in thousands):

                                                                                                              At December 31,
                                                                                                              ---------------
                                                                                                       2001                    2000
                                                                                                       ----                    ----

Land, future branch location .........................................................                 $ 305                      -
Leasehold improvements ...............................................................                   102                     97
Furniture, fixtures and equipment ....................................................                   424                    392
                                                                                                       -----                  -----

    Total, at cost ...................................................................                   831                    489

    Less accumulated depreciation and amortization ...................................                  (215)                  (123)
                                                                                                       -----                  -----

    Premises and equipment, net ......................................................                 $ 616                    366
                                                                                                       =====                  =====

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(4)  Premises and Equipment, Continued
     The Company currently leases its banking facility under an operating lease.
        The lease expires in 2014 with renewal options of two five year terms. Annual rental expense increases based on the consumer price index. Rent expense under the operating lease during the years ended December 31, 2001 and 2000 was $107,000 and $101,000, respectively. The Company also has a purchase option which expires in 2003. The future minimum lease payments are approximately as follows (in thousands):

              Year Ending                                           Amount
              -----------                                           ------

              2002............................................      $  102
              2003............................................         103
              2004............................................         105
              2005............................................         107
              2006............................................         110
              Thereafter......................................         862
                                                                    ------

                                                                    $1,389
                                                                    ======

(5)  Deposits
     The aggregate amount of time deposits with a minimum denomination of $100,000, was approximately $5,039,000 and $2,705,000 at December 31,
        2001 and 2000, respectively.

     A  schedule of maturities of time deposits follows (in thousands):

     Year Ending
     December 31,                                                   Amount
     ------------                                                   ------

         2002..............................................       $ 11,325
         2003..............................................          4,268
         2004..............................................            204
         2005..............................................             13
                                                                         -
         2006..............................................            102
                                                                  --------

                                                                  $ 15,912

(6) Federal Home Loan Bank Advance
     At December 31, 2001, a Federal Home Loan Bank ("FHLB") advance in the amount of $1,000,000 was outstanding. The advance bears interest at a floating rate based on the FHLB Atlanta overnight deposit rate +.30% (currently 1.83%) and matures on December 20, 2002. There were no advances outstanding at December 31, 2000. The advance is collateralized by securities available for sale with a carrying value of $2,363,503 at December 31, 2001 and all the Company's FHLB stock.


                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(7)  Notes Payable
     In October 2001, the Holding Company  obtained a term loan and an unsecured line of credit in the amounts of $305,000 and $100,000, respectively. The notes bear interest at a rate of prime minus 1% (currently 3.75%) which is payable monthly. The notes mature October 9, 2002. The term loan is collateralized by land with a carry value of $305,000. At December 31, 2001, the term loan and line of credit balance outstanding were $305,000 and $37,000, respectively.

(8) Financial Instruments
     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are unfunded loan commitments, available lines of credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

     Commitments to extend  credit are  agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management's credit evaluation of the counterparty. Standby letters of credit and conditional commitments are issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that included in extending loans to customers.

     The estimated fair values of the Company's financial instruments were as follows (in thousands):

                                                               At December 31, 2001            At December 31, 2000
                                                             -----------------------         -------------------------
                                                             Carrying          Fair          Carrying           Fair
                                                              Amount           Value          Amount          Value
                                                              ------         ---------        ------         ----------
    Financial assets:
         Cash and cash equivalents.....................     $  2,448          2,448            4,380            4,380
         Time deposit..................................          100            100              100              100
         Securities available for sale.................        4,496          4,496            6,987            6,987
         Securities held to maturity...................          983            963                -                -
         Loans, net....................................       32,215         32,729           17,965           17,892
         Federal Home Loan Bank stock..................           80             80               29               29
         Accrued interest receivable...................          211            211              201              201

    Financial liabilities:
         Deposit liabilities...........................       33,993         34,269           25,814           25,942
         Federal funds purchased.......................        1,500          1,500                -                -
         Federal Home Loan Bank advance................        1,000          1,000                -                -
         Notes payable.................................          342            342                -                -


                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(8) Financial Instruments, Continued
    A summary of the amounts which approximate fair value of the Company's financial instruments with off balance sheet risk at December 31, 2001 follows (in thousands):

              Standby letters of credit.......................          $    153
                                                                        ========

              Unfunded loan commitments.......................          $  4,671
                                                                        ========

              Available lines of credit.......................          $  2,229
                                                                        ========

(9)  Credit Risk
     The Company grants the majority of its loans to borrowers throughout the Port St. Lucie, Florida area. Although the Company has a diversified loan portfolio, a significant portion of its borrowers' ability to honor their contracts is dependent upon the economy in Port St. Lucie, Florida.

(10)  Income Taxes
     The income tax benefit consisted of the following (in thousands):

                                                                                    Years Ended December 31,
                                                                                    ------------------------
                                                                                    2001               2000
                                                                                    ----               ----
      Deferred:
          Federal  .......................................................         $(20)               (116)
          State...........................................................           (3)                (20)
                                                                                   ----                ----

                   Total deferred.........................................         $(23)               (136)
                                                                                   ====                ====

     The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows (dollars in thousands):

                                                                            Years Ended December 31,
                                                                            ------------------------
                                                                         2001                       2000
                                                                       --------                   --------
                                                                         % of                       % of
                                                                         Pretax                    Pretax
                                                             Amount      Loss            Amount     Loss
                                                             -------   --------          ------   --------

     Income tax benefit at statutory rate................    $ (25)      (34)%           $(123)     (34)%
     (Increase) decrease resulting from:
         State taxes, net of Federal tax benefit.........       (2)       (3)              (13)      (4)
         Other...........................................        4         5                 -        -
                                                             -----      ----             -----     -----

                                                             $ (23)      (32)%           $(136)     (38)%
                                                             =====      ====             =====     ====

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


(10)  Income Taxes, Continued
     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands).

                                                                                                                At December 31,
                                                                                                                ---------------
                                                                                                           2001                 2000
                                                                                                           ----                 ----
Deferred tax asset:
    Net operating loss carryforwards .....................................................                 $448                  438
    Organizational and preopening costs ..................................................                   71                   93
    Allowance for loan losses ............................................................                   55                   22
                                                                                                           ----                 ----

             Deferred tax assets .........................................................                  574                  553
                                                                                                           ----                 ----

Deferred tax liabilities:
    Accrual to cash adjustment ...........................................................                  110                  113
    Accumulated depreciation .............................................................                   20                   19
    Unrealized gain on securities available for sale .....................................                    -                    3
                                                                                                           ----                 ----

             Deferred tax liabilities ....................................................                  130                  135
                                                                                                           ----                 ----

             Net deferred tax asset ......................................................                 $444                  418
                                                                                                           ====                 ====

     At December 31, 2001, the Company has the following approximate net operating loss carryforwards available to offset future taxable income (in thousands):

              Expiration

                  2018........................................         $       5
                  2019........................................               540
                  2020........................................               619
                  2021........................................                25
                                                                       ---------

                                                                       $   1,189
                                                                       =========

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(11)  Related Party Transactions
     Loans to officers and directors of the Company and entities in which they hold a financial interest were as follows (in thousands):

                                                      2001                 2000
                                                      ----                 ----

Balance at beginning of year ................       $   679                 201
Borrowings                                              962                 525
Repayments                                             (415)                (47)
                                                    -------             -------

Balance at end of year ......................       $ 1,226                 679
                                                    =======             =======

(12)  Stock Options
     The Company established an Incentive Stock Option Plan for officers and employees of the Company and reserved 97,882 shares of common stock for the plan. The exercise price of the stock options is the greater of $10 or the fair market value of the common stock on the date of grant. The options vest 33.3% during the second and third year, respectively, after grant and are fully exercisable during the fourth year after the grant date. The options must be exercised within ten years from the date of grant.

    A summary of stock option follows:

                                                                                 Range
                                                                                of Per       Weighted-
                                                                                 Share        Average      Aggregate
                                                                  Number of     Option       Per Share      Option
                                                                   Shares        Price        Price         Price
                                                                   ------     -----------   ----------   ------------

              Outstanding at December 31, 1999................     93,030      $ 10.00         10.00          930,300
              Granted.........................................        350        10.00         10.00            3,500
              Forfeited.......................................     (1,700)       10.00         10.00          (17,000)
                                                                   ------                                     -------

              Outstanding at December 31, 2000................     91,680        10.00         10.00          916,800
              Granted.........................................      2,000        10.00         10.00           20,000
              Forfeited.......................................     (1,750)       10.00         10.00          (17,500)
                                                                  -------                                     -------

              Outstanding at December 31, 2001................     91,930      $ 10.00         10.00          919,300
                                                                   ======        =====         =====          =======

     The weighted-average remaining contractual life of the outstanding stock options at December 31, 2001 and 2000 was 7.5 years and 8.5 years, respectively.

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

 (12)  Stock Options, Continued
     These options became and are exercisable as follows:

                                                                    Number of          Weighted-Average
       Year Ending                                                   Shares            Exercise Price
       -----------                                                   ------            --------------

          2000 .......................................               28,693                $ 10.00
          2001 ......................................                30,560                  10.00
          2002 .......................................               31,227                  10.00
          2003 ..........................................               783                  10.00

          2004 .....................................                    667                  10.00
                                                                     ------

                                                                     91,930                $ 10.00
                                                                     ======                =======

     Proforma fair value disclosures are required if the intrinsic value method is being utilized. In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 5.0% in 2001 and 5.5% in 2000, there would be no dividends paid by the Company over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the lack of an active trading market for the stock. For purposes of pro forma disclosures, the estimated fair value is included in expense in the period vesting occurs. The following information pertains to the options granted to purchase common stock ($ in thousands, except per share amounts):

                                                                                                       Year Ended December 31,
                                                                                                       -----------------------
                                                                                                    2001                     2000
                                                                                                    ----                     ----
Grant-date fair value of options granted
    during the year ............................................................                  $      8                       1
                                                                                                  ========                  ======

Per share ......................................................................                      3.79                    4.06
                                                                                                  ========                  ======

Net losses as presented ........................................................                  $    (49)                   (227)
                                                                                                  ========                  ======

Per share ......................................................................                      (.10)                   (.46)
                                                                                                  ========                  ======

Proforma net loss ..............................................................                  $   (115)                   (336)
                                                                                                  ========                  ======

Per share ......................................................................                      (.24)                   (.69)
                                                                                                  ========                  ======

(13)  Stock Warrants
     During 1999, the Company granted stock warrants to certain shareholders to purchase 24,000 shares of the Company's common stock at $10 per share. These warrants expire in 2004 and can be redeemed by the Company for $.01 with thirty days notice.

(14)  Profit Sharing Plan
     The Company sponsors a section 401(k) profit sharing plan which is available to all employees electing to participate. The Company did not make a contribution in 2001 or 2000.

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(15) Regulatory Matters
     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 2001, no retained earnings were available for dividends without prior regulatory approval.

     The Bank is subject to various regulatory capital requirements administered by the regulatory banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percentages (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001, the Bank met all capital adequacy requirements to which they are subject.

     As of December 31, 2001, the most recent  notification  from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage percentages as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and percentages are also presented in the table (dollars in thousands).

                                                                                                      Minimum
                                                                                                     To Be Well
                                                                                                  Capitalized Under
                                                                    For Capital Adequacy           Prompt Corrective
                                           Actual                         Purposes                Action Provisions
                              ----------------------------------------------------------------------------------------
                                       Amount             %         Amount           %           Amount           %
                                       ------          ------       ------        ------         ------         ------
     As of December 31, 2001:
         Total capital to Risk-
           Weighted assets..........  $ 4,277           13.03%     $ 2,623          8.00%       $ 3,284          10.00%
         Tier I Capital to Risk-
           Weighted Assets..........    3,919           11.94        1,313          4.00          1,970           6.00
         Tier I Capital
           to Total Assets..........    3,919           10.30        1,522          4.00          1,903           5.00

     As of December 31, 2000:
         Total capital to Risk-
           Weighted assets..........    4,044           21.24        1,523          8.00          1,904          10.00
         Tier I Capital to Risk-
           Weighted Assets..........    3,843           20.18          762          4.00          1,142           6.00
         Tier I Capital
           to Total Assets..........    3,843           13.11        1,173          4.00          1,466           5.00

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(16) Holding Company Financial Information
     The Holding Company's unconsolidated financial information is as follows (in thousands):


                             Condensed Balance Sheet

                                                                                                              At December 31,
                                                                                                              ---------------
                                                                                                        2001                   2000
                                                                                                        ----                    ----
                  Assets

Cash and cash equivalents ............................................................                 $    6                      -
Investment in subsidiary .............................................................                  4,111                  4,144
Land .................................................................................                    305                      -
Deferred income taxes ................................................................                     10                      -
                                                                                                       ------                 ------


    Total assets .....................................................................                 $4,432                  4,144
                                                                                                       ======                 ======

    Liabilities and Stockholders' Equity

Notes payable ........................................................................                    342                      -
Stockholders' equity .................................................................                  4,090                  4,144
                                                                                                       ------                 ------

    Total liabilities and stockholders' equity .......................................                 $4,432                  4,144
                                                                                                       ======                 ======

                         Condensed Statement of Earnings

                                                                                                              Years Ended
                                                                                                              December 31,
                                                                                                              -----------
                                                                                                     2001                      2000
                                                                                                     ----                      ----

Revenues .......................................................................                     $  6                         -
Expenses .......................................................................                      (27)
                                                                                                     ----                      ----


    Loss before loss of subsidiary .............................................                      (21)                        -
    Loss of subsidiary .........................................................                      (28)                     (227)
                                                                                                     ----                      ----

    Net earnings ...............................................................                     $(49)                     (227)
                                                                                                     ====                      ====

                                                                     (continued)

                        FPB BANCORP, INC. AND SUBSIDIARY

(15) Holding Company Financial Information, Continued


                        Condensed Statement of Cash Flows


                                                                                                              Years Ended
                                                                                                              December 31,
                                                                                                              ------------
                                                                                                        2001                 2000
                                                                                                        ----                 ----
Cash flows from operating activities:
     Net loss ........................................................................                 $ (49)                (227)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Undistributed loss of subsidiary ............................................                    28                  227
         Increase in deferred income taxes ...........................................                   (10)                   -
                                                                                                       -----                -----

            Net cash used in operating activities ....................................                   (31)                   -
                                                                                                       -----                -----

Cash flows used in investing activity-
     Purchase of land ................................................................                  (305)                   -
                                                                                                       -----                -----

Cash flows from financing activity-
     Increase in notes payable .......................................................                   342                    -
                                                                                                       -----                -----

Net increase in cash and cash equivalents ............................................                     6                    -

Cash and cash equivalents at beginning of the year ...................................                     -                    -
                                                                                                       -----                -----

Cash and cash equivalents at end of year .............................................                 $   6                    -
                                                                                                       =====                =====

================================================================================

You should rely only on the information contained in this prospectus or information that we have referred to you. No one is authorized to provide you with other or different information. Information contained in this prospectus was, to the best of our knowledge, correct when it was printed. Some of the information will change after the printing date, because FPB Bancorp continues to engage in its usual and customary business activities. The accidental or improper delivery of this prospectus to persons to whom it is unlawful to make an offer, because of state securities laws, shall not constitute an offer to buy the securities.


                      ------------------------------------

                                TABLE OF CONTENTS
                      ------------------------------------


Summary........................................................................1
Summary of  Financial Data.....................................................6
Risk Factors...................................................................7
Use of Proceeds...............................................................11
Capitalization................................................................12
Market for Common Stock.......................................................12
Dilution......................................................................13
Dividends.....................................................................15
Management's Discussion and Analysis of
Financial Condition and Results
    of Operations.............................................................20
Business......................................................................33
Regulation and Supervision....................................................43
Management....................................................................52
Certain Transactions..........................................................59
Beneficial Ownership of Common Stock..........................................59
Description of Common Stock...................................................61
Shares Eligible for Future Sale...............................................61
Legal Matters.................................................................61
Experts.......................................................................62
Available Information ........................................................62
Index to Consolidated Financial Statements...................................F-1

================================================================================










================================================================================









                                      LOGO










                                500,000 shares of
                                  Common Stock








                  --------------------------------------------


                                   PROSPECTUS

                  --------------------------------------------




                                  May __ , 2002



================================================================================

                                     PART-II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24:        Indemnification of Directors and Officers

     As provided under Florida law, FPB Bancorp's directors shall not be personally liable to FPB Bancorp or its stockholders for monetary damages for breach of duty of care or any other duty owed to FPB Bancorp as a director, unless the breach of or failure to perform those duties constitutes:

     o a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful;

     o a transaction from which the director received an improper personal benefit;

     o   an unlawful corporate distribution;

     o an act or omission which involves a conscious disregard for the best interests of the Corporation or which involves willful misconduct; or

     o an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Article IX of FPB Bancorp's bylaws provides that FPB Bancorp shall indemnify a director who has been successful in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director of FPB Bancorp, against reasonable expenses incurred by him in connection with such defense.

     FPB Bancorp's bylaws also provide that FPB Bancorp is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of FPB Bancorp and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by:

     o   a disinterested majority of the Board of Directors;

     o   a majority of a committee of disinterested directors;

     o   independent legal counsel; or

     o an affirmative vote of a majority of shares held by disinterested stockholders.

Item 25:     Other Expenses of Issuance and Distribution

     The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the sales agent's commissions assuming a maximum offering price of $10.00. All of the amounts shown are estimated except for the registration fees of the Commission.

       SEC Registration Fees..................................     $       506

       Legal fees and expenses................................          30,000

       Accounting Fees........................................          10,000

       Printing expenses......................................           5,000

       Miscellaneous..........................................           5,000
                                                                        ------

              Total............................................    $    50,506
                                                                        ======



Item 26:      Recent Sales of Unregistered Securities.

     None

Item 27:      Exhibits and Financial Statement Schedules

     The following exhibits are or have been filed with the Securities and Exchange Commission and are incorporated by reference into this registration statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of a registration statement on Form 8-A12G for FPB Bancorp filed with the SEC on November 16, 2001, File No. 000-33351. The exhibits which are marked by a double asterisk (**) were previously filed as part of the Bank's Registration Statement on Form SB-1, filed with the Federal Deposit Insurance Corporation on April 30, 2000. The exhibits which are marked by a triple asterisk (***) were previously filed as part of the Bank's 2000 Form 10-KSB, filed with the FDIC on April 9, 2001. The exhibits which are marked with a quadruple asterisk (****) were previously filed as part of the Form SB-2 Registration Statement filed with the SEC on April 8, 2002, file No. 333-85836.

   Exhibit
   Number                           Description of Exhibit
   ------            -----------------------------------------------------------

     *   3.1         Amended  and  Restated  Articles  of  Incorporation  of FPB
                     Bancorp
     *   3.2         Bylaws of FPB Bancorp
     *   4.1         Specimen Common Stock Certificate
    **   4.2         First Peoples Bank Stock Option Plan dated January 14, 1999
    **   4.3         Warrant Agreement
   ***   4.4         Non-Qualified Stock Option Agreement
  ****   5.1         Opinion of Igler & Dougherty, P.A.
   ***   10.2        First  Peoples  Bank Qualified  401(k) Profit Sharing Plan,
                     Dated May 1, 1999
    **   10.1        Employment  Agreement  of  David  W. Skiles,  dated  as  of
                     July 28, 1999
  ****   23.1        Consent  of  Igler & Dougherty, P.A. - included  in Opinion
                     Letter - See Exhibit 5.1
         23.2        Consent of Hacker Johnson & Smith
  ****   24.1        Power   of  Attorney  -  included  in   Signature  Page  of
                     registration statement
  ****   99.1        Stock Order Form

------------------------------------

Item 28.      Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424[b] of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement file No. 333-85836 to be signed on its behalf by the undersigned, thereunto duly authorized, on this 3rd day of May, 2002.

                                       FPB BANCORP, INC.


Date: May 3, 2002              By:   /s/ David W. Skiles
                                  ----------------------------------------------
                                    David W. Skiles
                                    President and Chief Executive Officer


Date: May 3, 2002              By:   /s/ Nancy E. Aumack
                                  ---------------------------------------------
                                    Nancy E. Aumack
                                    Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



     Signature                            Title                        Date
     ---------                            -----                        ----

                                     President, Chief
*  /s/ David W. Skiles              Executive Officer,
----------------------                  Director                     May 3, 2002
David W. Skiles



James L. Autin, M.D.                    Director                     May _, 2002



John R. Baker, Sr.                     Director, Vice Chairman       May _, 2002


*  /s/ David W. Skiles
   -------------------
Gary A. Berger                      Director, Chairman               May 3, 2002


*  /s/ David W. Skiles
   -------------------
Donald J. Cuozzo                         Director                    May 3, 2002

     Signature                            Title                        Date
     ---------                            -----                        ----


*  /s/ David W. Skiles
   -------------------
Ann L. Decker                            Director                    May 3, 2002


*  /s/ David W. Skiles
   -------------------
Paul J. Miret                            Director                    May 3, 2002


*  /s/ David W. Skiles
   -------------------
Robert L. Schweiger                      Director                    May 3, 2002


*  /s/ David W.  Skiles
   -------------------
Robert L. Seeley                         Director                    May 3, 2002



Thomas E. Warner                         Director                    May _, 2002


*  /s/ David W. Skiles
   -------------------
Paul A. Zinter                           Director                    May 3, 2002


* Pursuant to Power of Attorney filed April 8, 2002, authorizing David W. Skiles and Nancy E. Aumack, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement File No. 333-85836.